TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
Defined Terms
Proxy Statement
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is a proxy?
What is a proxy statement?
What is the purpose of the meeting?
What is the record date and what does it mean?
Who is entitled to vote at the meeting?
What are the voting rights of the holders of common stock and Class B Stock?
What is the difference between a shareholder of record and a “street name” holder?
How do I vote my shares?
Are votes confidential? Who counts the votes?
Can I vote my shares in person at the meeting?
What are my choices when voting?
What are the Board’s recommendations?
What if I do not specify how I want my shares voted?
Can I change my vote?
What vote is required for a proposal to be approved?
How can I attend the meeting?
Are there any rules regarding admission?
Are there any other matters to be acted upon at the meeting?
Election of Directors
Committees of the Board of Directors
Audit Committee Report
Management Stock Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation of Directors
Certain Relationships and Related Transactions
Compensation Committee Report on Executive Compensation (How Ford Determines Executive Compensation)
Compensation Committee Interlocks and Insider Participation
Compensation of Executive Officers
Stock Options
Performance Stock Rights and Restricted Stock Units
Stock Performance Graphs
Retirement Plans
Proposals Requiring Your Vote
Shareholder Proposals for 2003
Annual Report and Other Matters
Multiple Shareholders Sharing the Same Address
Expenses of Solicitation
Directions to the Annual Meeting Site
Appendix Amendment to Ford Motor Company 1998 Long-Term Incentive Plan

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Ford Motor Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

One American Road

Dearborn, Michigan 48126-2798

April 9, 2002

DEAR SHAREHOLDERS:

Our 2002 annual meeting of shareholders will be held at The Premier Automotive Group North American Headquarters, One Premier Place, Irvine, California, on May 9, 2002.

The annual meeting will begin promptly at 10:00 a.m., pacific time. If you plan to attend the meeting, please see the instructions for requesting an admission ticket on page 4.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can’t attend the meeting. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement.

WILLIAM CLAY FORD, JR.
Chairman of the Board

Whether or not you plan to attend the meeting, please provide your proxy by either calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

Table of Contents

Notice of Annual Meeting of Shareholders	i
Defined Terms	ii
Proxy Statement	1
Questions and Answers About the Proxy Materials and the Annual Meeting	1
What is a proxy?	1
What is a proxy statement?	1
What is the purpose of the meeting?	1
What is the record date and what does it mean?	1
Who is entitled to vote at the meeting?	1
What are the voting rights of the holders of common stock and Class B Stock?	2
What is the difference between a shareholder of record and a “street name” holder?	2
How do I vote my shares?	2
Are votes confidential? Who counts the votes?	2
Can I vote my shares in person at the meeting?	2
What are my choices when voting?	3
What are the Board’s recommendations?	3
What if I do not specify how I want my shares voted?	3
Can I change my vote?	3
What vote is required for a proposal to be approved?	3
How can I attend the meeting?	4
Are there any rules regarding admission?	4
Are there any other matters to be acted upon at the meeting?	4
Election of Directors	4
Committees of the Board of Directors	12
Audit Committee Report	14
Management Stock Ownership	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Compensation of Directors	18
Certain Relationships and Related Transactions	19
Compensation Committee Report on Executive Compensation (How Ford Determines Executive Compensation)	21
Compensation Committee Interlocks and Insider Participation	26
Compensation of Executive Officers	27
Stock Options	30
Performance Stock Rights and Restricted Stock Units	32
Stock Performance Graphs	34
Retirement Plans	35
Proposals Requiring Your Vote	37
Shareholder Proposals for 2003.	49
Annual Report and Other Matters	49
Multiple Shareholders Sharing the Same Address	49
Expenses of Solicitation	49
Directions to the Annual Meeting Site	50
Appendix: Amendment to Ford Motor Company 1998 Long-Term Incentive Plan	A-1

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Ford Motor Company will be held at The Premier Automotive Group North American Headquarters, One Premier Place, Irvine, California, on Thursday, May 9, 2002, at 10:00 a.m., pacific time. The purpose of the meeting is to vote on the following proposals:

Proposal 1.	The election of directors.

Proposal 2.	The approval of PricewaterhouseCoopers LLP as Ford’s independent public accountants for 2002.

Proposal 3.	An amendment to the Company’s 1998 Long-Term Incentive Plan to change the limit on the maximum amount of stock options that may be granted to any Named Executive.

Proposal 4.	A shareholder proposal related to the Company’s political contributions.

Proposal 5.	A shareholder proposal related to independent directors on key board committees.

Proposal 6.	A shareholder proposal related to the method of nominating and electing the Company’s directors.

Proposal 7.	A shareholder proposal related to establishing an independent committee of the Board of Directors to evaluate any conflict of interest between Class B Stock shareholders and common stock shareholders.

The record date for the annual meeting is March 15, 2002. Only shareholders of record at the close of business on that date can vote at the meeting.

JOHN M. RINTAMAKI
Secretary

April 9, 2002

i

Defined Terms

“Class B Stock” means Ford’s Class B Stock.

“Contingent Stock Right” or “Performance Stock Right” means, under the Long-Term Incentive Plan, an award of the right to earn up to a certain number of shares of common stock based on performance against specified goals created by the Compensation Committee.

“Dividend Equivalent” means cash or shares of common stock (or common stock units) equal in value to dividends that would have been paid on shares of common stock.

“Final Award” means shares of common stock awarded by the Compensation Committee under a Contingent Stock Right or Performance Stock Right.

“Ford” or “we” or “Company” means Ford Motor Company.

“Long-Term Incentive Plan” means Ford’s 1990 or 1998 Long-Term Incentive Plan.

“Named Executives” means the executives named in the Summary Compensation Table on p. 27.

“Restricted Stock Unit” or “Unit” means the right to receive cash equal to the then-current value of one share of common stock if specified goals set by the Compensation Committee are met.

“Series B Preferred Stock” means Ford’s Series B Cumulative Preferred Stock.

“Trust Preferred Securities” means the Ford Motor Company Capital Trust II 6.50% Cumulative Convertible Trust Preferred Securities.

“1998 Plan” means Ford’s 1998 Long-Term Incentive Plan.

ii

Proxy Statement

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Thursday, May 9, 2002, beginning at 10:00 a.m., pacific time, at The Premier Automotive Group North American Headquarters, One Premier Place, Irvine, California. This proxy statement and the enclosed form of proxy are being mailed to shareholders beginning April 9, 2002.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote your stock. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a proxy statement?

It is a document that the Securities and Exchange Commission regulations require us to give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of directors, ratification of the selection of the Company’s independent accountants, an amendment to the 1998 Plan, and consideration of four shareholder proposals, if presented at the meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to questions from shareholders.

What is the record date and what does it mean?

The record date for the annual meeting is March 15, 2002. The record date is established by the Board of Directors as required by Delaware law. Holders of common stock and holders of Class B Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the meeting?

Holders of common stock and holders of Class B Stock at the close of business on the record date may vote at the meeting. Holders of Series B Preferred Stock cannot vote at this meeting. Additionally, holders of Trust Preferred Securities cannot vote at this meeting.

On March 15, 2002, 1,735,710,734 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to vote.

What are the voting rights of the holders of common stock and Class B Stock?

Holders of common stock and holders of Class B Stock will vote without regard to class on the matters to be voted upon at the meeting. Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

Each outstanding share of common stock will be entitled to one vote on each matter.

The number of votes for each share of Class B Stock is calculated each year in accordance with the Company’s Restated Certificate of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 16.332 votes on each matter.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with EquiServe Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by mailing in the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Are votes confidential? Who counts the votes?

The votes of all shareholders will be held in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 4.

For each of the other proposals, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. These proposals are described in this proxy statement beginning at p. 37.

Proposals 1, 2 and 3 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

What are the Board’s recommendations?

The Board of Directors recommends a vote FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2002 (Proposal 2), FOR amending the 1998 Plan (Proposal 3), and AGAINST the shareholder proposals (Proposals 4 through 7).

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2002 (Proposal 2), FOR amending the 1998 Plan (Proposal 3), and AGAINST the shareholder proposals (Proposals 4 through 7).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

What vote is required for a proposal to be approved?

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. The votes are computed for each share as described on p. 2.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority and haven’t received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

How can I attend the meeting?

If you are a shareholder of record and you plan to attend the annual meeting, please let us know when you return your proxy. If you indicate that you plan to attend, we’ll mail you a ticket that will admit the named shareholder(s) and one guest. If your ticket does not arrive in time, we can issue you a ticket at the door.

If you are a “street name” shareholder, tell your broker or nominee that you’re planning to attend the meeting and would like a “legal proxy.” Then simply bring that form to the meeting, and we’ll give you a ticket at the door that will admit you and one guest. If you can’t get a legal proxy in time, we can still give you a ticket at the door if you bring a copy of your most recent brokerage account statement showing that you owned Ford stock as of the record date.

Are there any rules regarding admission?

Each shareholder and guest may be asked to present valid government-issued picture identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Are there any other matters to be acted upon at the meeting?

We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Election of Directors
(Proposal 1 on the Proxy Card)

Fourteen directors will be elected at this year’s annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

Michael D. Dingman, who is a member of the present Board of Directors, having reached normal retirement age, is not standing for re-election. The Board of Directors accordingly is expected to reduce the number of directors from 15 to 14, effective at the time of the annual meeting.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Each of the nominees for director is now a member of the Board of Directors, which met twelve times during 2001. Each of the nominees for director attended more than 75% of the combined Board of Director and committee meetings held during the periods served by such nominee in 2001, except William Clay Ford who missed certain meetings due to illness. The nominees provided the following information about themselves as of March 1, 2002.

Nominees

John R. H. Bond

Age:	60

Director Since:	2000

Principal Occupation:	Group Chairman, HSBC Holdings plc, London, England

Recent Business Experience:	Sir John Bond has been associated with The Hongkong Shanghai Banking Corporation for 40 years. He was elected Group Chairman of HSBC Holdings plc in May 1998. He was named Group Chief Executive Officer of HSBC Holdings in January 1993. From 1991 to 1993, he served as President and Chief Executive Officer of Marine Midland Banks, Inc., now known as HSBC USA Inc., a wholly-owned subsidiary of HSBC Holdings. In 1999, Queen Elizabeth II knighted him for his services to the banking industry.

Other Directorships:	HSBC Holdings plc; HSBC Bank plc; HSBC Bank Middle East; HSBC USA Inc.; The Hongkong and Shanghai Banking Corporation Limited; Institute of International Finance

Edsel B. Ford II

Age:	53

Director Since:	1988

Principal Occupation:	Director and Consultant, Ford Motor Company

Recent Business Experience:	Mr. Ford is a retired Vice President of Ford Motor Company and former President and Chief Operating Officer of Ford Motor Credit Company. He presently serves as a consultant to the Company and as Ford’s primary liaison to the National Automobile Dealers Association.

Other Directorships:	Federal Reserve Bank of Chicago, Detroit Branch; The Skillman Foundation

William Clay Ford

Age:	77

Director Since:	1948

Principal Occupation:	Retired Chairman of the Finance Committee, Ford Motor Company

Recent Business Experience:	Mr. Ford served as Chairman of the Finance Committee of Ford’s Board of Directors from November 1987 to January 1995. He was elected a Vice Chairman of Ford in 1980, retiring from that position in 1989. He also owns and is Chairman of The Detroit Lions, Inc.

William Clay Ford, Jr.

Age:	44

Director Since:	1988

Principal Occupation:	Chairman of the Board of Directors and Chief Executive Officer, Chairman of the Environmental and Public Policy Committee and Chairman of the Nominating and Governance Committee, Ford Motor Company

Recent Business Experience:	Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. From 1995 until October 30, 2001, Mr. Ford was Chairman of the Finance Committee. Effective January 1, 1999, he was elected Chairman of the Board of Directors and effective October 30, 2001, he was elected Chief Executive Officer of the Company. Mr. Ford also is Vice Chairman of The Detroit Lions, Inc., and Chairman of the Board of Trustees of the Henry Ford Museum and Greenfield Village. He also is a Vice Chairman of Detroit Renaissance Foundation and a Trustee of Princeton University.

Irvine O. Hockaday, Jr.

Age:	65

Director Since:	1987

Principal Occupation:	Retired President and CEO, Hallmark Cards, Inc., Kansas City, Missouri

Recent Business Experience:	Mr. Hockaday was President and CEO of Hallmark Cards, Inc. since January 1, 1986, and a director since 1978. He retired in December 2001.

Other Directorships:	Crown Media Holdings, Inc.; Dow Jones & Company, Inc.; Sprint Corporation; UtiliCorp United Inc.; Estée Lauder Co.

Marie-Josée Kravis

Age:	52

Director Since:	1995

Principal Occupation:	Senior Fellow, Hudson Institute Inc., Indianapolis, Indiana

Recent Business Experience:	Mrs. Kravis was appointed a senior fellow of the Hudson Institute Inc., in 1994. Prior to that time, and since 1978, she served as Executive Director of the Hudson Institute of Canada.

Other Directorships:	Canadian Imperial Bank of Commerce; Vivendi Universal; Hollinger International Inc.; USA Networks, Inc.

Richard A. Manoogian

Age:	65

Director Since:	2001

Principal Occupation:	Chairman of the Board and Chief Executive Officer, Masco Corporation, Taylor, Michigan

Recent Business Experience:	Mr. Manoogian has been with Masco since 1958, became Vice President and a member of the Board in 1964, President in 1968 and, in 1985, became Chairman.

Other Directorships:	Metaldyne Corporation; MSX International, Inc.; Bank One Corporation; Detroit Renaissance; The American Business Conference

Ellen R. Marram

Age:	55

Director Since:	1988

Principal Occupation:	Managing Director, North Castle Partners, LLC, Greenwich, Connecticut

Recent Business Experience:	Ms. Marram was appointed Managing Director of North Castle Partners, LLC, a private equity firm, effective September 2000. Ms. Marram served as President and CEO of efdex inc. from August 1999 to May 2000. She previously served as President and CEO of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as Executive Vice President of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as President and CEO of Nabisco Biscuit Company and Senior Vice President of the Nabisco Foods Group from June 1988 until April 1993.

Other Directorships:	The New York Times Company; Eli Lilly and Company (effective June 1, 2002)

Homer A. Neal

Age:	59

Director Since:	1997

Principal Occupation:	Director, ATLAS Project, Professor of Physics, and Interim President Emeritus, University of Michigan, Ann Arbor, Michigan

Recent Business Experience:	Dr. Neal is director, University of Michigan ATLAS Project, Samuel A. Goudsmit Distinguished Professor of Physics and Interim President Emeritus at the University of Michigan. He joined the University as Chairman of its Physics Department in 1987 and in 1993 was named Vice President of Research. Dr. Neal served as Interim President of the University of Michigan from July 1, 1996 to February 1, 1997. He has served as a member of the U.S. National Science Board and of the Advisory Board of the Oak Ridge National Laboratory.

Other Directorships:	Smithsonian Institution; Covanta Corporation; Center for the Study of the Presidency

Jorma Ollila

Age:	51

Director Since:	2000

Principal Occupation:	Chairman of the Board, Chief Executive Officer and Chairman of the Group Executive Board, Nokia Corporation, Finland

Recent Business Experience:	Mr. Ollila has been Chairman of the Board and Chief Executive Officer of Nokia since 1999. He also has been Chairman of its Group Executive Board since 1992. He was President and Chief Executive Officer from 1992 to 1999, a member of its Board of Directors since 1995 and a member of its Group Executive Board since 1986. He also held various other positions since joining Nokia in 1985. From 1978 to 1985, Mr. Ollila held various positions with Citibank Oy and Citibank N.A.

Other Directorships:	Otava Books and Magazines Group, Ltd.; UPM-Kymmene Corporation

Carl E. Reichardt

Age:	70

Director Since:	1986

Principal Occupation:	Vice Chairman, Ford Motor Company

Recent Business Experience:	Mr. Reichardt was elected a Vice Chairman of the Company on October 30, 2001. Previously Mr. Reichardt served as Chairman and CEO of Wells Fargo & Company from 1983 until his retirement on December 31, 1994.

Other Directorships:	ConAgra, Inc.; HCA — The Healthcare Company; HSBC Holdings plc; McKesson HBOC, Inc.; Newhall Management Corporation; PG&E Corporation

Robert E. Rubin

Age:	63

Director Since:	2000

Principal Occupation:	Director, Chairman of the Executive Committee and Member of the Office of the Chairman, Citigroup Inc., New York, New York

Recent Business Experience:	Before joining Citigroup in 1999, Mr. Rubin served as U.S. Secretary of the Treasury from 1995 to 1999. He previously served from 1993 to 1995 in the White House as Assistant to the President for Economic Policy and, in that capacity, directed the activities of the National Economic Council. Prior to that time, Mr. Rubin spent 26 years at Goldman, Sachs & Co., where he served as Co-Senior Partner and Co-Chairman from 1990 to 1992, and Vice Chairman and Co-Chief Operating Officer from 1987 to 1990.

Other Directorships:	Citigroup Inc.

Nicholas V. Scheele

Age:	58

Director Since:	2001

Principal Occupation:	President and Chief Operating Officer, Ford Motor Company

Recent Business Experience:	Prior to his election as President and COO of the Company on October 30, 2001, Mr. Scheele was appointed Group Vice President — Ford North America on August 1, 2001. On January 1, 2000, Mr. Scheele was elected Chairman, Ford of Europe and from 1992 to 1999 was Chairman and CEO of Jaguar Cars Ltd. Since joining the Company in 1966, Mr. Scheele has served in several senior management positions including President of Ford of Mexico. In June 2001, Mr. Scheele was knighted by Queen Elizabeth II for his services to British exports.

John L. Thornton

Age:	48

Director Since:	1996

Principal Occupation:	President and Co-Chief Operating Officer, The Goldman Sachs Group, Inc.

Recent Business Experience:	Mr. Thornton formerly served as Chairman of Goldman Sachs — Asia. He was previously co-chief executive of Goldman Sachs International, the firm’s business in Europe, the Middle East and Africa. Mr. Thornton joined Goldman Sachs in 1980 and was named a partner in 1988.

Other Directorships:	British Sky Broadcasting Group PLC; The Goldman Sachs Group, Inc.; Laura Ashley PLC; Pacific Century Group, Inc.

Committees of the Board of Directors

Audit Committee

Number of Members:	5

Members:	Irvine O. Hockaday, Jr. (Chairman)

Ellen R. Marram
Homer A. Neal
Jorma Ollila
John L. Thornton

Number of Meetings in 2001:	5

Functions:	Selects independent public accountants to audit Ford’s books and records, subject to shareholder approval.

Consults with these accountants, reviews and approves the scope of their audit, and reviews their independence and performance.

Reviews internal controls, accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of the interim financial statements.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee

Number of Members:	4

Members:	Michael D. Dingman (Chairman)

Marie-Josée Kravis
Richard A. Manoogian
Robert E. Rubin

Number of Meetings in 2001:	8

Functions:	Establishes the salaries and determines any bonus awards for Ford’s executive officers.

Considers and makes recommendations on Ford’s executive compensation plans.

Makes grants of stock options, Performance Stock Rights and Restricted Stock Units.

Environmental and Public Policy Committee

Number of Members:	6

Members:	William Clay Ford, Jr. (Chairman)

John R. H. Bond
Edsel B. Ford II
Ellen R. Marram
Homer A. Neal
Jorma Ollila

Number of Meetings in 2001:	2

Functions:	Reviews environmental and public policy issues facing the Company around the world. Reports to the Board of Directors about these matters.

Finance Committee

Number of Members:	7

Members:	Carl E. Reichardt (Chairman)

John R. H. Bond
Michael D. Dingman
Edsel B. Ford II
William Clay Ford
William Clay Ford, Jr.
Robert E. Rubin

Number of Meetings in 2001:	2

Functions:	Reviews all aspects of the Company’s policies and practices that relate to the management of the Company’s financial affairs, not inconsistent, however, with law or with specific instructions given by the Board of Directors relating to such matters.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Nominating and Governance Committee

Number of Members:	13

Members:	William Clay Ford, Jr. (Chairman)

John R. H. Bond
Michael D. Dingman
Edsel B. Ford II
William Clay Ford
Irvine O. Hockaday, Jr.
Marie-Josée Kravis
Ellen R. Marram
Homer A. Neal
Jorma Ollila
Carl E. Reichardt
Robert E. Rubin
John L. Thornton

Number of Meetings in 2001:	1

Functions:	Makes recommendations on:

• Ford’s management organization;

• the nominations or elections of directors and officers;

• the size and composition of the Board; and

• the appointments of other Company employees referred to the Committee.

The Committee also considers shareholder suggestions for nominees for director (other than self-nominations). Suggestions should be submitted to the Secretary of the Company, One American Road, Dearborn, Michigan 48126-2798. Suggestions received by the Secretary’s office before December 31 will be considered by the Committee at a regular meeting in the following year, before the proxy materials are mailed to shareholders.

Audit Committee Report

The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent public accountants.

Ford management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

Total Fees

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) served as the Company’s independent public accountants in 2001. For fiscal year ending December 31, 2001, the Company paid PricewaterhouseCoopers a total of $56.2 million in fees, down $31.3 million from the total paid in 2000.

Audit Fees

For fiscal year ending December 31, 2001, the Company paid PricewaterhouseCoopers $17.1 million for professional services rendered for the audit of the financial statements included in the Company’s Annual Report on Form 10-K and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

For fiscal year ending December 31, 2001, the Company paid PricewaterhouseCoopers $0.7 million for information technology services related to systems that aggregate source data underlying, or generate information significant to, the financial statements.

All Other Fees

For fiscal year ending December 31, 2001, the Company paid PricewaterhouseCoopers $38.4 million for all other services, including tax services ($20.7 million), audit-related work including SEC filings and statutory compliance ($5.8 million), due diligence work for mergers, acquisitions and divestitures ($4.2 million), and advisory and other services ($7.7 million).

Auditor Independence

During the last year, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee also discussed with

PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees).

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with PricewaterhouseCoopers such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

We have also considered whether the provision of information technology services and other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Audit Committee

Irvine O. Hockaday, Jr. (Chairman)
Ellen R. Marram
Homer A. Neal
Jorma Ollila
John L. Thornton

Management Stock Ownership

The following table shows how much Ford stock each director, nominee, and Named Executive beneficially owned as of March 1, 2002. No director, nominee, or Named Executive beneficially owned any Ford Series B Preferred Stock. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.87% of Ford’s total outstanding common stock. Directors and executive officers as a group, including the Named Executives, beneficially owned 1.4% of Ford common stock as of March 1, 2002. In addition, these persons held options exercisable on or within 60 days after March 1, 2002 to buy, and/or beneficially owned as of March 1, 2002 Trust Preferred Securities convertible into, 13,219,254 shares of Ford common stock.

				Percent of
		Ford		Outstanding
	Ford	Common	Ford	Ford
	Common	Stock	Class B	Class B
Name	Stock(1)(2)	Units(3)	Stock(4)	Stock

John R. H. Bond*	4,496	25,984	0	0

W. Wayne Booker	310,937	0	0	0

Michael D. Dingman*	43,734	178,881	0	0

Edsel B. Ford II*	3,797,048	0	4,918,956	6.943

William Clay Ford*	15,056,250	0	15,000,815	21.172

William Clay Ford, Jr.*	3,007,482	0	3,296,301	4.652

Irvine O. Hockaday, Jr.*	18,382	25,805	0	0

Marie-Josée Kravis*	11,580	18,924	0	0

Richard A. Manoogian*	203,496	1,067	0	0

Ellen R. Marram*	16,800	33,260	0	0

Jacques Nasser	45,137	14,283	0	0

Homer A. Neal*	6,592	3,750	0	0

Jorma Ollila*	7,402	8,910	0	0

Carl E. Reichardt*	48,227	4,384	0	0

Wolfgang W. Reitzle	80,804	0	0	0

Robert E. Rubin*	12,467	10,300	0	0

Nicholas V. Scheele*	19,843	6,018	0	0

John L. Thornton(5)*	29,143	22,831	0	0

Donald A. Winkler	53,990	1,809	0	0

All Directors and Executive Officers as a group (including Named Executives) (66 persons)	24,144,537	374,646	23,216,072	32.767

*	Indicates Directors

Notes

(1)Amounts shown include restricted shares of common stock issued under the Restricted Stock Plan for Non-Employee Directors, as follows: 699 shares for Homer A. Neal; 2,797 shares each for William Clay Ford, Jr., Marie-Josée Kravis, and Robert E. Rubin; 2,097 shares each for Michael D. Dingman, Edsel B. Ford II, William Clay Ford, Irvine O. Hockaday, Jr., Ellen R. Marram, and Carl E. Reichardt; and 3,496 shares for Richard A. Manoogian. Also, amounts shown include restricted common stock equivalents issued under the Restricted Stock Plan for Non-Employee Directors as follows: 3,496 each for John R. H. Bond and John L. Thornton; and 2,900 for Jorma Ollila. For nominees who are or were Ford employees, amounts shown include shares of common stock represented by Ford Stock Units credited under a deferred compensation plan. These shares may be delivered after termination of employment.

Also, amounts shown include restricted shares of common stock issued under the 1998 Long-Term Incentive Plan as follows: 58,253 shares for William Clay Ford, Jr. as payment for his services as Chairman of the Board of Directors (see p. 18 of this proxy statement); 24,639 shares for Edsel B. Ford II as payment for his services pursuant to a consulting agreement with the Company (see p. 19 of this proxy statement); 9,768 shares for Carl E. Reichardt in lieu of a cash salary for his services as Vice Chairman from October 31 until December 31, 2001; and 80,804 shares for Wolfgang W. Reitzle in connection with his hiring by the Company.

(2)Michael D. Dingman has reported and disclaimed beneficial ownership of 3,517 shares of common stock owned by members of his immediate family. Present directors and executive officers as a group have reported and disclaimed beneficial ownership of a total of 5,604 shares of common stock.

Also, on March 1, 2002 (or within 60 days after that date), the Named Executives and directors listed below have rights to acquire shares of common stock through the exercise of stock options under Ford’s stock option plans and/or through conversion of Trust Preferred Securities, as follows:

Person	Number of Shares

W. Wayne Booker	1,352,914
Michael D. Dingman	282,490
William Clay Ford, Jr.	169,494
Richard A. Manoogian	56,498
Jacques Nasser	3,604,459
Wolfgang W. Reitzle	193,846
Nicholas V. Scheele	135,809
Donald A. Winkler	105,970

Amounts of common stock shown above for Messrs. Dingman, Ford, and Manoogian are a result of their ownership of Trust Preferred Securities, which are convertible into Ford common stock. In Mr. Manoogian’s case, he is deemed to be the beneficial owner of certain Trust Preferred Securities as a result of his being a trustee of a charitable foundation that owns the Trust Preferred Securities.

(3)These are common stock units credited under a deferred compensation plan and payable in cash.

(4)As of March 1, 2002, the following persons owned more than 5% of the outstanding Class B Stock: Josephine F. Ford, c/o Ford Estates, Dearborn, Michigan, beneficially owned 14,361,282 shares (20.27%); and Lynn F. Alandt, c/o Ford Estates, Dearborn, Michigan, beneficially owned 8,345,489 shares (11.78%).

Of the outstanding Class B Stock, 47,560,530 shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, and William Clay Ford, Jr. are among the trustees. The trust requires the trustees to vote the shares as directed by a plurality of the shares in the trust. Edsel B. Ford II is a nephew and William Clay Ford, Jr. is the son of William Clay Ford.

(5)Shares reported as beneficially owned by John L. Thornton do not include securities held by The Goldman Sachs Group, Inc. in the ordinary course of business.

Impact Resulting From Spin-off of Associates First Capital Corporation and Visteon Corporation and Implementation of the Value Enhancement Plan

The value of the Company’s common stock changed as a result of:

•	the spin-off of the Company’s interest in Associates First Capital Corporation on April 7, 1998;

•	the spin-off of the Company’s interest in Visteon Corporation on June 28, 2000; and

•	the Company’s recapitalization and merger (also known as the Value Enhancement Plan) on August 2, 2000.

To account for these changes in value, the following items held by officers or directors of the Company as of April 9, 1998, June 28, 2000 and August 2, 2000, respectively, were adjusted in each case to ensure that the aggregate value of the item before and after each of these events would be approximately equal: common stock units, Contingent Stock Rights, deferred contingent credits, Performance Stock Rights, restricted common stock equivalents, Restricted Stock Units, and stock options. (References in this proxy statement to any of these items that were issued before August 2, 2000 are to the adjusted amounts.)

Section 16(a)
Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and officers were complied with for 2001 and prior years, except that Elliott S. Hall had one late report of one transaction and James A. Yost had one late report of two transactions.

Compensation of Directors

Goal. Ford wants the directors’ compensation to be tied to your interests as shareholders. Accordingly, over 50% ($35,000) of a director’s annual Board membership fee is deferred in the form of common stock units. This deferral, together with the restricted stock granted to directors and director stock ownership goals, is part of Ford’s commitment to link director and shareholder interests. These compensation programs are described below.

Fees. The following fees are paid to directors who are not Ford employees:

Annual Board membership fee	$65,000
Annual Committee membership fee	$15,000
Attendance fee for each Board meeting	$1,000

In lieu of the fees paid to non-employee directors, the Chairman of the Board was paid a fee for each of the first three calendar quarters in 2001 of $375,000, paid in restricted shares of common stock. The fee for the fourth quarter, also paid in restricted stock, was pro rated to October 30, the date of his election as Chief Executive Officer. These shares cannot be sold for one year and are subject to the conditions of the 1998 Long-Term Incentive Plan. As of October 30, 2001, when he was elected a Vice Chairman, Mr. Reichardt ceased being eligible for non-employee director fees.

Deferred Compensation Plan. Under this plan, $35,000 of a director’s annual Board membership fee must be deferred in common stock units. Directors also can choose to have the payment of all or some of the remainder of their fees deferred in the form of cash and/or common stock units. Each common stock unit is equal in value to a share of common stock and is ultimately paid in cash. These common stock units generate Dividend Equivalents in the form of additional common stock units. These units are credited to the directors’ accounts on the date common stock cash dividends are paid. Any fees deferred in cash are held in the general funds of the Company. Interest on fees deferred in cash is credited semi-annually to the directors’ accounts at the then-current U.S. Treasury Bill rate plus 0.75%. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the director’s option, either in a lump sum or in annual installments over a period of up to ten years.

Restricted Stock Plan. Non-employee directors also receive restricted shares of common stock. Each non-employee director who has served for at least six months receives 3,496 shares of common stock subject to restrictions on sale. In general, the restrictions expire for 20% of the shares each year following the year of the grant. Each non-employee director receives an additional 3,496 shares on the same terms when the restrictions on all of the prior 3,496 shares end.

Stock Ownership Goals. To further link director and shareholder interests, Ford established stock ownership goals for non-employee directors in 1995. Each non-employee director has a goal to own common stock equal in value to five times the sum of the director’s annual Board and Committee fees within five years.

Life Insurance. Ford provides non-employee directors with $200,000 of life insurance and $500,000 of accidental death or dismemberment coverage. The life insurance coverage continues after the director retires from the Board if the director is at least 55 years old and has served for at least five years. A director who retires from the Board after age 70, or, with Board approval, after age 55, and who has served for at least five years may elect to have the life insurance reduced to $100,000 and receive $15,000 a year for life. The accidental death or dismemberment coverage may, at the director’s expense, be supplemented up to an additional $500,000 and ends when the director retires from the Board.

Matching Gift Program. Non-employee directors may give up to $25,000 per year to certain tax-exempt organizations under the Ford Fund Matching Gift Program. For each dollar given, the Ford Motor Company Fund contributes two dollars.

Certain Relationships and Related Transactions

Since January 1993, Ford has had a consulting agreement with William Clay Ford. Under this agreement, Mr. Ford is available for consultation, representation, and other duties (including service as a director). For these services, Ford pays him $100,000 per year and provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days’ notice.

Since January 1999, Ford has had a similar consulting agreement with Edsel B. Ford II. Under this agreement, the consulting fee is $125,000 per calendar quarter, payable in restricted shares of common stock. The shares cannot be sold for one year and are subject to the conditions of the 1998 Long-Term Incentive Plan. The other terms of the agreement are substantially similar to those described in the paragraph above.

Mrs. Lynn Ford Alandt’s husband owns a Ford-franchised dealership and a Lincoln Mercury-franchised dealership. In 2001, the dealerships paid Ford about $68.7 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $15.0 million for services in the ordinary course of business. Also in 2001, Ford Motor Credit Company, a wholly-owned subsidiary of Ford, provided about $77.7 million of financing to the dealerships and paid $464,449 to them in the ordinary course of business. The dealerships paid Ford Credit about $82.4 million in the ordinary course of business.

John L. Thornton is President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. Goldman Sachs has provided Ford with investment banking services for many years. Ford expects Goldman Sachs to continue providing similar services in the future.

In March 1999, the Company entered into an agreement with Wolfgang W. Reitzle. Under this agreement, if the Company terminates Dr. Reitzle’s employment for any reason other than for cause,

the Company will pay Dr. Reitzle two years’ base salary and bonus. This agreement, which is subject to noncompetitive activity conditions, terminates in March 2004.

In July 2001, the Company entered into an agreement with Wolfgang W. Reitzle. Under this agreement, if Dr. Reitzle continues working for the Company until December 31, 2005, the Company will pay him $5,000,000 in January 2006. In addition, his unvested options will become vested on January 1, 2006 and all his options will be exercisable until their normal expiration dates. Further, unless he requests normal vesting terms before December 1, 2005, his Restricted Stock Units will vest as of January 1, 2006 and be paid out as soon as practical thereafter. In the event Dr. Reitzle continues working for the Company beyond 2005, he may request that payment of the $5,000,000 be deferred until a later date. These arrangements would apply in the event the Company terminates Dr. Reitzle’s employment other than for cause before December 31, 2005. These arrangements are also subject to non-competitive activity conditions.

The Company and Mr. David W. Thursfield, a Ford Group Vice President and Chairman, President and Chief Executive Officer of Ford of Europe, own a house in England worth approximately $5.0 million, sharing the economic interest (75% Ford/25% Mr. Thursfield). The Company expects to sell the house in 2002. Sale proceeds will be distributed to the Company and Mr. Thursfield based on their respective economic interest.

In September 2001, the Company agreed upon the treatment of Mr. Nasser’s existing benefits in the event of his retirement, including his benefits under its executive retirement plans. Upon Mr. Nasser’s retirement, the final award for his outstanding Performance Stock Rights will be determined based on Company results for the full performance periods, without proration, and, in the case of retirement for reasons other than for cause, his Restricted Stock Units award will be based on a 100% performance level. Mr. Nasser’s entitlement to all such benefits is subject to provisions regarding competitive activity. In addition to the arrangements described above, upon retirement Mr. Nasser receives office space and associated services, financial planning services and the ability to designate an educational institution as a grant recipient on a basis consistent with those granted previous Company Chief Executive Officers.

In February 2002, the Company entered into an agreement with Donald A. Winkler regarding the termination of his employment. Under this agreement, the Company agreed to pay Mr. Winkler an amount equal to fifteen months base salary and the value of five unused vacation days. In addition, the Company agreed to (i) continue Mr. Winkler’s health care coverage for six months, after which he may elect to participate in Company health care insurance plans, (ii) permit him to continue to lease a Company vehicle through expiration of the lease arrangement in June 2003, and (iii) transfer title to Mr. Winkler of a Company vehicle previously assigned to him. In addition, his vested options may be exercised for an eighteen month period and all of his restricted Company stock became unrestricted as of January 1, 2002. Mr. Winkler granted to the Company a non-exclusive license to certain preexisting training materials that he brought to the Company when hired. The Company assigned to Mr. Winkler a non-exclusive license to all rights to certain additional training materials that were developed after he was hired.

In March 2001, Marketing Associates, LLC, an entity in which Edsel B. Ford II has a majority interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company. In 2001, the Company paid Marketing Associates, LLC, approximately $44.5 million for marketing and related services provided in the ordinary course of business.

Compensation Committee Report on Executive Compensation
(How Ford Determines Executive Compensation)

Purposes

Ford’s executive compensation program aims to:

•	Link managers’ goals with your interests as shareholders.

•	Support business plans and long-term Company goals.

•	Tie executive compensation to Company performance.

•	Attract and retain talented leadership.

Types of Compensation

There are two main types of compensation:

(1)	Annual compensation. This includes salary and bonus. Ford awards bonuses when performance criteria for a specific year meet a certain level required under the bonus plan.

(2)	Long-term compensation. This includes stock options and other long-term incentive awards based on common stock. The value of these awards depends on Company performance and future stock value.

Factors Considered in Determining Compensation

The Compensation Committee wants the compensation of Ford executives to be competitive in the worldwide auto industry and with major U.S. companies. Each year, the Committee reviews a report from an outside consultant on Ford’s compensation program for executives. The report discusses all aspects of compensation as well as how Ford’s program compares with those of the peer companies. Based on this report, its own review of various parts of the program, and its assessment of the skills, experience, and achievements of individual executives, the Committee decides the compensation of executives.

The consultant develops compensation data using a survey of several leading companies picked by the consultant and Ford. General Motors and DaimlerChrysler were included in the survey. Eighteen leading companies in other industries also were included because the job market for executives goes beyond the auto industry. Companies were picked based on size, reputation, and business complexity.

The Committee looks at the size and success of the companies and the types of jobs covered by the survey in determining executive compensation. One goal of Ford’s compensation program over time is to approximate the survey group’s median compensation, adjusted for company size and performance. In 2001, Ford’s executive salaries and long-term incentive awards generally were consistent with this goal. The executives did not earn Final Awards for Performance Stock Rights covering the 1999-2001 performance period, as described below under “Long-Term Compensation — Stock Awards.” In addition, Ford did not pay any bonuses for 2001 under the Annual Incentive Compensation Plan, as described below under “Annual Compensation — Bonuses.”

The Committee also considers the tax deductibility of compensation paid to the Named Executives. In 1998, you approved the terms of the Annual Incentive Compensation Plan and the 1998 Long-Term Incentive Plan so that certain compensation paid to these individuals would be deductible by the Company under federal tax law. In 1995, you approved the terms of the 1990 Long-Term Incentive Plan for the same reason. These plans limit the amount of bonuses, stock awards and stock options that may be granted to any person in any year.

In order to preserve the deductibility, for federal tax purposes, of certain compensation in excess of $1 million that may be paid to any Named Executive in years beginning with 2002, the Committee approved an amendment to the 1998 Plan, and recommended to the Board of Directors that a new limit on stock options be submitted to you for approval. This amendment, which must be approved by you to become effective (see Proposal 3 at pages 38-42), provides a new limit on the amount of stock options that may be granted to any Named Executive in any one year under the 1998 Plan.

Further, in 1994, the Committee created stock ownership goals for executives at the vice president level and above. The goals are for these executives to own common stock worth a multiple of salary, ranging from one times salary to up to five times salary for the CEO, within five years.

Annual Compensation

General

Annual compensation for Ford executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

The Committee aims to pay salaries at the median of the survey companies over time, adjusted for company size and performance. The Committee also looks at the specific job duties, the person’s achievements, and other criteria.

Bonuses

The Annual Incentive Compensation Plan provides for annual cash awards to participants based on achievement of specific performance goals relating to a specific year. No bonuses were paid under the plan for 2001.

For 2001, the Committee set a bonus formula based on budgeted corporate pre-tax income less a charge for the cost of capital, as adjusted up or down by corporate Shareholder Value Added, automotive Shareholder Value Added return, and Ford Motor Credit Company Shareholder Value Added performance. If the adjusted bonus amount is positive, it is further adjusted by customer satisfaction performance.

Shareholder Value Added, also called SVA, is a measure of how much value Ford is creating for shareholders. This measure is based on income after taxes minus an asset charge. Asset charge is the amount investors would have earned in a similar investment.

Awards may be less than or greater than 100% of the target award. The limit, approved by you, on the amount of a bonus award for any of the Named Executives for any year under the plan is $10,000,000. This limit is not a target.

The Committee also set target awards for Company officers based on each person’s level of responsibility. Using business data, the Committee reviewed Ford’s performance during 2001 against the goals. The bonus formula did not generate a bonus award amount for 2001. Based on this performance, no bonuses were awarded for 2001 under the plan.

Long-Term Compensation

General

Today’s business decisions affect Ford over a number of years. This is why the long-term incentive awards are tied to Ford’s performance and the value of Ford’s common stock over several years.

The charts on pp. 34 and 35 show the long-term performance of Ford’s common stock.

Stock Options

Stock options are an important part of Ford’s long-term incentive program. The managers who get them gain only when the common stock value goes up.

In 1999, 2000 and 2001, the executives and other employees received ten-year options in amounts generally similar to prior years. In deciding the size of individual option grants for 2001, the Committee generally considered the person’s job, the person’s expected role in the Company’s long-term performance, the number of options granted to the person in prior years, as well as the total number of options awarded to all employees. A formula approved by you limits the number of options that may be granted to any Named Executive. This limit, which is not a target, is 2.5% of the highest number of shares available in any year for grants under the 1998 Long-Term Incentive Plan, as adjusted under the Plan. All 2001 stock option grants to the Named Executives were below this limit. If Proposal 3 is approved by you, starting with 2002, a new limit will be placed on the number of stock options that may be granted under the 1998 Plan to any of the Named Executives.

Stock Awards

Common stock awards are based on performance against goals created by the Committee over a period of years. In 2001, the Committee granted Performance Stock Rights to Company officers and certain other top executives. These Performance Stock Rights cover the performance period 2001-2003. From 0% to 150% of these rights may be awarded in the form of common stock after this period ends. The awards are based on total shareholder returns of Ford compared to the shareholder returns of all other Standard & Poor’s 500 companies.

The size of a person’s Performance Stock Right grant depends on competitive long-term compensation data, the person’s job, and the person’s expected role in Ford’s long-term performance. In general, under the terms of the Performance Stock Rights, less than the maximum number of shares covered by the Performance Stock Right are awarded if the goals are only partly met.

The 1998 Long-Term Incentive Plan sets a limit, approved by you, on the number of shares available as stock awards under Performance Stock Rights to any Named Executive in any year. This limit is 906,704 shares, as adjusted under the Plan. The Performance Stock Rights granted in 2001 for any of the Named Executives are below the limit. For the 2001-2003 period, the Performance Stock Rights granted in 2001 included Dividend Equivalents paid in cash.

The Final Awards of common stock in 2001 under the 1998 Long-Term Incentive Plan covered the performance period 1998-2000. Under that plan, up to 150% of the Performance Stock Rights awarded may be granted in the form of common stock after the period ends. The Committee reviewed Ford’s performance during the 1998-2000 period against goals relating to total shareholder returns relative to the shareholder returns of all other Standard & Poor’s companies. The data showed that Ford exceeded the shareholder return goals. Based on this performance, the Plan metrics resulted in awards of 110% of the shares covered by the Performance Stock Rights held by the participants, including the Named Executives.

The amounts awarded as Final Awards to the Named Executives for the 1998-2000 performance period are shown as “LTIP Payouts” in the Summary Compensation Table on p 27.

No Final Awards were made under the plan for the performance period 1999-2001. The goals and terms of the related Performance Stock Rights were the same as those described above for the prior performance period. The data reviewed by the Committee showed that Ford shareholder returns were below the minimum level set for an award.

Restricted Stock Units

The Committee granted Restricted Stock Units to nine executives in 2001. Three of the nine — Messrs. Nasser, Booker and Reitzle — are Named Executives.

A Restricted Stock Unit is worth one share of common stock. Again, this ties the executive’s interests to your interests as shareholders. If the executive meets certain goals decided by the Committee, Ford pays the executive cash at the end of the restriction period for each Restricted Stock Unit equal to the then-current value of a share of common stock.

The Committee grants the Restricted Stock Units and decides the goals, the restriction period, and the other terms of each Unit. The Committee also decides the extent to which the goals have been met and the final number of Units to award after the restriction period ends. During the restriction period, the Units cannot be sold or otherwise disposed of, and they are subject to conditions under the 1998 Long-Term Incentive Plan.

The 2001 Restricted Stock Units depend on Ford’s progress in becoming the world’s leading consumer company for automotive products and services with superior shareholder returns. This will be based on strong global brands, superior customer satisfaction and loyalty, best total value to the consumer, nimble organization with leaders at all levels, and corporate citizenship.

The Committee also reviews the individual’s contribution toward meeting these corporate goals. Restricted Stock Units generally may not be paid out until 18 months after retirement and are subject to conditions under the 1998 Long-Term Incentive Plan. Dividend Equivalents are paid in cash until the payout of the Units. The Units have no voting rights.

Select Retirement Plan

To achieve several business goals, the Committee supported making offers under the Select Retirement Plan, a voluntary retirement program for certain U.S. management employees, in 2001. In general, the program added three years of age and contributory service for retirement benefits purposes. To be eligible, employees generally had to be at least age 52 with 10 or more years of service. Some executives retired during 2001 under this program. More information on the program is on p. 36.

CEO Compensation

Mr. Jacques Nasser

Annual Compensation

Mr. Nasser, Chief Executive Officer during 2001 until October 30, 2001, was paid $1,750,000 in salary in 2001. The Committee last increased his salary in July 2000.

No bonuses were paid for 2001 under the Annual Incentive Compensation Plan. (See “Annual Compensation — Bonuses” above.)

Long-Term Compensation

The value of the stock options and the Performance Stock Rights granted to Mr. Nasser in 2001 (described below) depends on Ford’s future success — and whether that success is reflected in the value of the common stock. For Performance Stock Rights, the value of any Final Award also depends on the level of achievement of total shareholder return goals.

Mr. Nasser’s Final Award of common stock in 2001 for the 1998-2000 performance period was determined by the Committee in July 2001, using the method described above under “Long-Term Compensation — Stock Awards.” (The amount of the Final Award is shown in column (h) of the Summary Compensation Table on p. 27, under the heading “LTIP Payouts.”) The Final Award was in shares of common stock. He did not receive a Final Award for the 1999-2001 performance period, as described above under “Long-Term Compensation — Stock Awards.”

In deciding the number of stock options to grant Mr. Nasser (shown in column (b) of the Options/ SAR Grants Table on p. 30) and the number of Restricted Stock Units and Performance Stock Rights (shown in the Long-Term Incentive Plan Awards Table on p. 32), the Committee considered the complexity and duties of his job, the CEO’s role in achieving the Company’s long-term goals, and the importance of tying his compensation to the long-term performance of Ford stock.

Mr. William Clay Ford, Jr.

Annual Compensation

On October 30, 2001, Mr. Ford was named Chief Executive Officer and he continued as Chairman of the Board.

At Mr. Ford’s request, he was not paid any cash as salary in 2001. In lieu of 2001 cash salary payments, Mr. Ford was granted a stock option award in January 2002. The amount of the option grant, made in lieu of paying him $250,000 salary for November and December 2001, was based on the Black-Scholes value of the options at the time of grant. (See column (b) of the Options/ SAR Grants Table on p. 30.) In determining the amount of his salary to be paid in the form of options, the Committee considered his job as head of a global company with a wide area of control and broad duties, as well as the pay practices of the survey companies. In addition, the Committee considered the amount of compensation previously paid to him as a Chairman’s fee.

Long-Term Compensation

The value of the stock options granted to Mr. Ford depends on Ford’s future success — and whether that success is reflected in the value of the common stock.

In deciding the number of stock options to grant to Mr. Ford (shown in column (b) of the Options/ SAR Grants Table on p. 30), the Committee considered the amount of his salary to be paid in the form of options. (See “CEO Compensation — Mr. William Clay Ford, Jr. — Annual Compensation” above.)

Mr. Ford was not granted Performance Stock Rights or Restricted Stock Units in 2001.

Tax Deductibility

Finally, the Committee considered the deductibility of Mr. Nasser’s and Mr. Ford’s compensation under the tax laws. As discussed above, you approved plan amendments and new plans allowing Ford to deduct, for federal income tax purposes, certain parts of their compensation (as well as that of other Named Executives) for tax years starting with 1995.

Other Arrangements

In July 2001, the Committee approved a special retention arrangement for Wolfgang W. Reitzle. (For a description of the arrangement, see “Certain Relationships and Related Transactions” on pp. 19-20)

In September 2001, the Committee approved certain arrangements under the long-term incentive plans that apply to Mr. Nasser. (For a description of these arrangements, see “Certain Relationships and Related Transactions” on p. 20.)

Compensation Committee

Michael D. Dingman (Chairman)
Marie-Josée Kravis
Richard A. Manoogian
Robert E. Rubin

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Michael D. Dingman, Marie-Josée Kravis, Richard A. Manoogian and Robert E. Rubin, none of whom is an employee or a current or former officer of the Company. Mr. Carl E. Reichardt served on the Compensation Committee during 2001 until he resigned on October 30, the date of his election as a Vice Chairman of the Company.

Compensation of Executive Officers

The table below shows the before-tax compensation for the last three years for Jacques Nasser, who served as CEO in 2001 until October 30, William Clay Ford, Jr., who served as CEO from October 30 for the remainder of 2001, and the four next highest paid executive officers at the end of 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation

(a)	(b)	(c)		(d)		(e)

						Other
						Annual
Name and Principal						Compensation
Position	Year	Salary($)		Bonus($)		($)(1)

William Clay Ford, Jr.(6)	2001		(7)	0		39,494
Chairman and CEO	2000	—			(8)	73,312
	1999	—		—		33,247

Jacques Nasser	2001	1,750,000		0		3,087,161
Former President	2000	1,625,000		7,700,000		2,722,612
and CEO	1999	1,500,000		6,722,000		1,842,269

W. Wayne Booker(9)	2001	860,000		0		461,303
Former Vice	2000	805,000		2,000,000		458,472
Chairman	1999	763,333		2,297,000		405,871

Wolfgang W. Reitzle (10)	2001	857,512	(11)	0		375,056	(11)
Group Vice	2000	793,769	(11)	1,750,000	(11)	419,985	(11)
President, Premier	1999	907,770	(11)	820,000	(11)	208,609	(11)
Automotive Group

Nicholas V. Scheele (12)	2001	686,997		0		74,679
President and Chief	2000	457,000		850,000		57,173
Operating Officer	1999	425,000		830,000		47,620

Donald A. Winkler (13)	2001	758,333		0		47,391
Former Group Vice	2000	700,000		1,200,000		20,626
President,	1999	121,230		110,000		0
Chairman —Ford Financial

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Awards		Payouts

(a)	(f)	(g)	(h)	(i)
		Securities
	Restricted	Underlying
	Stock	Options/	LTIP	All Other
Name and Principal	Award(s)	SARs	Payouts	Compensation
Position	($)(2)	(#)(3)	($)(4)	($)(5)

William Clay Ford, Jr.(6)	1,251,346	48,543	0	0
Chairman and CEO	4,877,701	—	0	0
	1,504,097	—	0	0

Jacques Nasser	—	1,375,000	0	92,997
Former President	—	906,703	3,664,381	97,498
and CEO	—	725,361	3,556,581	90,000

W. Wayne Booker(9)	—	175,000	0	51,595
Former Vice	—	181,340	1,465,726	48,294
Chairman	—	181,338	2,133,968	45,798

Wolfgang W. Reitzle (10)	—	150,000	—	—
Group Vice	—	108,804	—	—
President, Premier	2,820,181	72,536	—	—
Automotive Group

Nicholas V. Scheele (12)	—	45,000	0	36,718
President and Chief	—	39,893	249,138	21,097
Operating Officer	—	39,893	391,037	25,654

Donald A. Winkler (13)	—	60,000	—	43,746
Former Group Vice	—	39,893	—	6,891
President,	1,892,100	90,670	—	0
Chairman —Ford Financial

Notes

(1)Amounts shown include the value of Dividend Equivalents paid to the following Named Executives under the Long-Term Incentive Plan as follows:

Named Executive	Market Value

Jacques Nasser	$3,058,604
W. Wayne Booker	$461,103
Wolfgang W. Reitzle	$213,898
Nicholas V. Scheele	$60,925
Donald A. Winkler	$44,241

Also, amounts shown include certain tax reimbursements and, for Mr. Ford, Mr. Nasser and Dr. Reitzle, the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds. For Mr. Ford, it includes $73,312 for required personal use of Company aircraft in 2000. For Mr. Nasser, it includes $83,395 for required personal use of Company aircraft in 2000. For Dr. Reitzle, it includes $167,953, $124,387, and $125,669 for a housing allowance in the U.K. in 1999, 2000 and 2001, respectively.

(2)Listed below are the total number of shares represented by Ford Stock Fund Units credited to the Named Executive shown below under a deferred compensation plan and the market value of these shares (determined by the closing price of common stock on the New York Stock Exchange on December 31, 2001). These shares will be distributed after termination of employment.

Named Executive	Number of Shares	Market Value

W. Wayne Booker	209,347	$3,290,942

On March 22, 1999, Dr. Reitzle was awarded 83,209 restricted shares of common stock (80,804 after shares were withheld for applicable taxes) under the 1998 Long-Term Incentive Plan. Restrictions lapse on the shares on March 21, 2004. On October 25, 1999, Mr. Winkler was awarded 61,186 restricted shares of common stock under the 1998 Long-Term Incentive Plan. Restrictions lapsed on 17,481 of these shares on October 25, 2001 and for the remainder of these shares on January 1, 2002. For 1999, 2000 and 2001, Mr. Ford received restricted shares of common stock for his services as Chairman of 48,651 shares, 59,883 shares and 58,253 shares, respectively. In addition, on December 13, 2000, Mr. Ford was awarded 140,000 restricted shares of common stock under the 1998 Plan as a bonus. Restrictions on the restricted shares awarded to Mr. Ford listed above lapse one year from the date of grant. On June 1, 2000, Mr. Ford was awarded 3,496 restricted shares under the Restricted Stock Plan for Non-Employee Directors. Restrictions on these shares expire for 20% of the shares each year following the year of grant. Holders of restricted shares of common stock receive the same cash dividends as other stockholders owning common stock.

Listed below are the total number of restricted shares of common stock owned by each of the following Named Executives as of December 31, 2001 and the total values thereof based on the market value of the Company’s common stock on December 31, 2001: William Clay Ford, Jr., 61,050 shares ($959,706); Wolfgang W. Reitzle, 80,804 shares ($1,270,239); and Donald A. Winkler, 43,705 shares ($687,043). None of the other Named Executives were awarded or owned any restricted stock as of December 31, 2001.

(3)In general, under the 1998 Long-Term Incentive Plan, stock appreciation rights may be granted along with the grant of options to executive officers. Exercise of a stock appreciation right cancels the related stock option, and vice versa.

(4)These amounts represent Final Awards under the Long-Term Incentive Plans for performance periods ending in 1999 and 2000. The Final Awards for the performance periods ending in 1999 and 2000 were in unrestricted stock. Final Awards are based on the attainment of performance goals and on individual performance. No Final Awards were made in 2002 for the 1999-2001 performance period.

(5)These amounts are (a) matching contributions by Ford under the Savings and Stock Investment Plan (“SSIP”) (which matching contributions were suspended January 1, 2002) and (b) the values of certain credits provided to the Named Executives listed below under the Benefit Equalization Plan (“BEP”). Under the BEP, Ford provides benefits substantially equal to benefits that could not be provided under the SSIP because of limitations under the Internal Revenue Code. For 2001, the amounts shown in column (i) as SSIP matching contributions and BEP credits, respectively, are as follows:

	SSIP
	Matching		BEP
Person	Contributions		Credits

Jacques Nasser	$10,195	and	$82,802
W. Wayne Booker	$10,195	and	$41,400
Nicholas V. Scheele	$10,195	and	$26,523
Donald A. Winkler	$10,195	and	$33,551

For Dr. Reitzle, these amounts do not include a special one-time payment in 1999 of $3,269,563 made to compensate him for the loss of economic benefits from a former employer incurred as a result of his joining Ford. This amount reflects the U.S. dollar equivalent of foreign currency as of the date paid. For Mr. Winkler, these amounts do not include a one-time payment of $2,000,000 in 1999 in connection with his hiring with the Company and a one-time payment of $500,000 paid in March 2000 made to compensate him for the loss of economic benefits from a former employer incurred as a result of his joining Ford.

(6)From 1999 until October 30, 2001, Mr. Ford’s compensation was for his service as a director and Chairman of the Board. From October 30 for the remainder of 2001, Mr. Ford’s compensation was for his services as Chairman and CEO.

(7)Mr. Ford’s salary of $250,000 as CEO from October 30, 2001 until December 31, 2001 was paid in the form of stock options granted in January 2002 (see column (g)).

(8)Mr. Ford’s bonus in 2000 for his services as Chairman was paid in the form of restricted stock and is included in the data shown in column (f) (see note 2 above).

(9)All of Mr. Booker’s 1999 through 2001 compensation was for his service as Vice Chairman. He also served as Chief Financial Officer from July 1, 1999 to December 31, 1999. He retired from the Company effective December 31, 2001.

(10)Dr. Reitzle joined the Company effective March 22, 1999 as Group Vice President — Premier Automotive Group. All of his 1999, 2000 and 2001 compensation was for his service in such capacity.

(11)Amounts shown reflect the U.S. dollar equivalent of foreign currency as of the date paid.

(12)Mr. Scheele’s compensation for 1999 was for his services as Vice President (President — Ford of Europe). His compensation from January 1, 2000 to August 1, 2001 was for his services as Vice President (Chairman — Ford of Europe). From August 2001 to October 30, 2001, Mr. Scheele’s compensation was for his services as Group Vice President — Ford North America. For the remainder of 2001, his compensation was for services as President and Chief Operating Officer of Ford.

(13)Mr. Winkler’s compensation from October 25, 1999 through July 2001 was for his services as Vice President (Chairman and CEO — Ford Motor Credit Company). From August 1 through the remainder of 2001, his compensation was for his services as Group Vice President (Chairman and CEO — Ford Financial).

Stock Options

The Long-Term Incentive Plan allows grants of stock options and other rights relating to common stock. In general, whether exercising stock options is profitable depends on the relationship between the common stock’s market price and the options’ exercise price, as well as on the grantee’s investment decisions. Options that are “in the money” on a given date can become “out of the money” if prices change on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the grantee.

The following two tables give more information on stock options.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR(1)

					Grant Date
	Individual Grants				Value

(a)	(b)	(c)	(d)	(e)	(f)
		% of Total
	Number of	Options/SARs
	Securities	Granted to	Exercise
	Underlying	Employees	or Base		Grant Date
	Options/SARs	in Fiscal	Price	Expiration	Present
Name	Granted(#)	Year	($/Sh)	Date	Value $(2)

William Clay Ford, Jr. (3)	48,543	0.15%	15.36	1/10/2012	249,996

Jacques Nasser	1,375,000	4.24%	30.19	3/8/2011	12,938,750

W. Wayne Booker	175,000	0.54%	30.19	3/8/2011	1,646,750

Wolfgang W. Reitzle	150,000	0.46%	30.19	3/8/2011	1,411,500

Nicholas V. Scheele	45,000	0.14%	30.19	3/8/2011	423,450

Donald A. Winkler	60,000	0.19%	30.19	3/8/2011	564,600

Notes

(1)The exercise price of the stock options is the average of the high and low selling prices on the New York Stock Exchange on the grant date. Stock appreciation rights were granted in tandem with the stock options granted to Messrs. Nasser and Booker. Subsequent to the grant date, Messrs. Nasser and Booker agreed not to exercise outstanding stock appreciation rights. The agreement does not affect their ability to exercise the stock option part of the grants.

In general, 33% of a stock option grant can be exercised one year after the grant date, 66% after two years, and 100% after three years. Any unexercised options expire after ten years.

If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all options generally end upon termination of employment or are exercisable for a specified period.

Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance.

In general, each grantee agrees to remain a Ford employee for at least one year from the date of the option grant.

(2)These values were determined using the Black-Scholes option pricing methodology at the time of grant. The following assumptions were used in the calculation:

March 9, 2001 Assumptions:	January 11, 2002 Assumptions:
• Common stock price volatility — 43.92%	• Common stock price volatility — 38.72%
• Options will be exercised at ten years.	• Options will be exercised at ten years.
• Risk-free rate of return of 5.1%.	• Risk-free rate of return of 5.04%.
• Annualized dividend yield of 4.0%.	• Annualized dividend yield of 2.61%.
• No adjustments for nontransferability.	• No adjustments for nontransferability.

We use a ten year assumption for valuing option grants for Named Executives in order to present the highest estimate of what the grants could be worth for the executive. The ultimate value of the options, if any, will depend on the future value of the common stock and the grantee’s investment decisions, neither of which can be accurately predicted.

(3)Mr. Ford’s salary of $250,000 as Chief Executive Officer from October 30 until December 31, 2001 was paid in the form of stock options granted in January 2002.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/ SAR VALUES

(a)	(b)	(c)	(d)
			Number of Securities		(e)
			Underlying Unexercised		Value
			Options/		of Unexercised
			SARs at FY-End		In-the-Money Options/
			(#)		SARs at FY-End($)(1)

	Shares Acquired	Value Realized	Exercisable/		Exercisable/
Name	on Exercise(#)	($)	Unexercisable		Unexercisable

William Clay Ford, Jr.	—	—	0	/(2)	—
			0		—

Jacques Nasser	57,368(3)	1,270,942	2,604,873	/	4,850,971	/
			3,244,625		0

W. Wayne Booker	—	—	1,173,664	/	2,999,674	/
			358,156		0

Wolfgang W. Reitzle	—	—	83,777	/	0	/
			247,563		0

Nicholas V. Scheele	—	—	94,230	/	84,007	/
			85,294		0

Donald A. Winkler	—	—	73,006	/	0	/
			117,557		0

Notes

(1)These year-end values represent the difference between the fair market value of common stock subject to options (based on the stock’s closing price on the New York Stock Exchange on December 31, 2001) and the exercise prices of the options. “In-the-money” means that the fair market value of the stock is greater than the option’s exercise price on the valuation date.

(2)The 48,543 options granted to Mr. Ford in lieu of his cash salary from October 30 until December 31, 2001 were granted in January 2002 and, therefore, are not shown in column (d) above.

(3)The number shown for Mr. Nasser represents shares of common stock with respect to which stock appreciation rights were exercised for cash. No shares of common stock were acquired in connection with the exercise of these stock appreciation rights.

Performance Stock Rights and Restricted Stock Units

Under the Long-Term Incentive Plan, eligible employees may receive nontransferable Performance Stock Rights. A Performance Stock Right is the right to receive, after a specified performance period, a Final Award of up to a certain number of shares of common stock. The number of shares depends on whether the Performance Stock Right’s performance goals are achieved and, for employees who are not Named Executives, on the employee’s individual performance.

Under the Long-Term Incentive Plan, eligible employees also may receive nontransferable Restricted Stock Units. A Restricted Stock Unit is the right to receive, after the restriction period expires and subject to the achievement of certain goals, cash equal in value to one share of common stock. The final number of Restricted Stock Units that can be paid out in cash depends on whether the goals are achieved and on the employee’s individual contribution.

The following table shows information on 2001 grants of Performance Stock Rights and Restricted Stock Units to the Named Executives listed below.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(1)

			Estimated Future Payouts
			under Non-Stock Price-Based Plans(2)

(a)		(c)	(d)	(e)	(f)
	(b)	Performance
	Number of	or Other
	Shares, Units	Period Until
	or Other	Maturation	Threshold	Target	Maximum
Name	Rights(#)	or Payout	(#)	(#)	(#)

Jacques Nasser(3)	500,000 PSRs	2001-03	250,000	500,000	750,000
	350,000 RSUs	Ret. + 18 mos	n/a	n/a	350,000

W. Wayne Booker	53,000 PSRs	2001-03	26,500	53,000	79,500
	55,000 RSUs	Ret. + 18 mos	n/a	n/a	55,000

Wolfgang W. Reitzle	45,000 PSRs	2001-03	22,500	45,000	67,500
	52,500 RSUs	Ret. + 18 mos(4)	n/a	n/a	52,500

Nicholas V. Scheele	18,000 PSRs	2001-03	9,000	18,000	27,000
	0 RSUs	Ret. + 18 mos	n/a	n/a	—

Donald A. Winkler	24,000 PSRs	2001-03	12,000	24,000	36,000
	0 RSUs	Ret. + 18 mos	n/a	n/a	—

Notes

(1)These entries represent the number of shares specified in Performance Stock Rights or Restricted Stock Units granted in 2001.

(2)The threshold amount for Performance Stock Rights is 50% of the targeted payout and, if actual Company performance falls below a certain level, no payments are made. The target amount is earned if Company performance reaches a certain level. The maximum amount that can be earned is 150% of the targeted amount. There are no threshold or target levels for Restricted Stock Units.

(3)In general, the Restricted Stock Units granted to Mr. Nasser will be paid out based on a 100% performance level.

(4)Unless Dr. Reitzle requests normal vesting terms, shown in column (c) above, before December 1, 2005, his Restricted Stock Units generally will vest as of January 1, 2006.

Performance Stock Rights

The Compensation Committee decides the number of shares to be included in a Final Award by determining how completely certain performance goals were achieved. Usually, Performance Stock Rights are granted each year. The performance period is ordinarily three years. For 2001, performance goals for the Performance Stock Rights reported in column (b) of the table cover the 2001-2003 period and include essentially the same performance measure for each of the Named Executives. The performance goals and the mechanics of receiving a Final Award are more fully discussed on p. 23.

Dividend Equivalents paid in 2001 to the Named Executives in cash are reported in column (e) of the Summary Compensation Table on p. 27. Final Awards of common stock made to the Named Executives for the 1998-2000 performance period are reported in column (h) of the Summary Compensation Table. No Final Awards were made for the 1999-2001 performance period.

The amount ultimately realized for a Final Award will depend on the value of the common stock when the award is made, or if restricted, when the restrictions lapse and on the “earning out conditions.” Under these conditions, if an employee quits, retires without Company approval, is released in Ford’s best interest, is discharged, or engages in competitive activity after termination, all of the employee’s undistributed Final Awards, as well as outstanding Performance Stock Rights, will be forfeited and canceled unless a waiver is granted by the Committee. Further, all of the employee’s rights under any award will be forfeited if the Committee determines that the employee acted in a manner that is unfavorable to Ford’s best interests. After any restriction period ends, however, shares of common stock representing a Final Award are distributed to the employee free of restrictions and conditions.

Restricted Stock Units

The Committee creates the performance goals for the Restricted Stock Units and selects the persons who receive the Units. The 2001 grants, reported in column (b) of the table above, depend on the achievement of five major Company goals described on p. 24. Dividend Equivalents paid to the Named Executives are included in column (e) of the Summary Compensation Table. No Restricted Stock Units were paid out in 2001 to any of the Named Executives.

As with Performance Stock Rights, the amount ultimately realized under a Restricted Stock Unit depends on the achievement of performance goals, the compliance with certain conditions, and the value of common stock when the restrictions end.

Stock Performance Graphs

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against Standard & Poor’s 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. Ford chose the other principal U.S. auto manufacturer — General Motors — as its peer issuer for the graph. We think this approach is more informative since relevant line of business indexes merely combine the U.S. automakers. In addition to the five-year graph, we are providing a similar performance graph covering a ten-year period. Both graphs assume an initial investment of $100, quarterly reinvestment of dividends and, in the case of Ford common stock, an adjustment to reflect the impact of the spin-off of Ford’s interests in Associates First Capital Corporation on April 7, 1998 and Visteon Corporation on June 28, 2000, as well the Company’s recapitalization and merger, also known as the Value Enhancement Plan, on August 2, 2000.

COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

	BASE	1997	1998	1999	2000	2001

FORD	100	157	296	278	324	225

GENERAL MOTORS	100	119	145	183	132	133

S&P 500	100	133	172	208	189	166

COMPARISON OF TEN-YEAR CUMULATIVE SHAREHOLDER RETURN

FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

	BASE	1992	1993	1994	1995

FORD	100	159	246	219	237

GENERAL MOTORS	100	116	201	157	201

S&P 500	100	108	118	120	165

[Additional columns below]

[Continued from above table, first column(s) repeated]

	1996	1997	1998	1999	2000	2001

FORD	277	435	817	768	645	447

GENERAL MOTORS	219	261	317	400	289	286

S&P 500	203	271	348	422	383	336

Retirement Plans

Ford’s General Retirement Plan (“GRP”) provides a benefit for each year of noncontributory participation by employees in the United States, and added benefits for those who make contributions. Ford also has two other retirement plans for employees in the United States: the Supplemental Executive Retirement Plan (“SERP”) and the Benefit Equalization Plan (“BEP”). Under the SERP, certain executives may receive (1) an additional monthly benefit after retirement based on years of credited service and final average base salary, and (2) annuities based on Company earnings, the executive’s performance, and other factors. In addition, for retirements effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include subsidiary service, the SERP provides an additional monthly benefit to equalize the total retirement benefits payable from the Company’s retirement plans to an amount that would have been payable under the GRP and BEP if the executive’s subsidiary service had been recognized as contributory service under those plans. Under the BEP, eligible employees receive benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Internal Revenue Code limitations. Each of the Named Executives is eligible for benefits under the GRP, SERP and BEP, except for Donald A. Winkler who was not eligible under the GRP or SERP and for Wolfgang W. Reitzle, who is eligible for benefits under Ford’s Pension Scheme for Senior Staff in the United Kingdom (the “U.K. Program”). Nicholas V. Scheele is eligible for benefits under the U.K. Program as well as benefits under the GRP, SERP, and BEP.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65 or later) on January 1, 2002. Benefits are shown for various rates of final average base salary and assume that employee contributions were made for the indicated periods. Employees contribute at the rate of 1 1/2% of base salary up to the applicable limits of the Internal Revenue Service — $170,000 in 2001. The table shows total annual amounts payable under the GRP, SERP and BEP, including amounts relating to employee contributions.

ANNUAL CONTRIBUTORY PENSIONS

Years of Service
Final
Average
Base Salary	20 Years	25 Years	30 Years	35 Years	40 Years

$200,000	$82,600	$103,500	$124,500	$145,400	$164,700

400,000	193,300	242,300	291,200	340,200	385,300

600,000	304,000	381,000	458,000	535,000	605,900

800,000	422,700	529,700	636,800	743,900	842,500

1,000,000	529,300	663,500	797,600	931,700	1,055,100

1,200,000	636,000	797,200	958,400	1,119,500	1,267,700

1,400,000	742,700	930,900	1,119,100	1,307,400	1,480,300

1,600,000	849,400	1,064,600	1,279,900	1,495,200	1,692,900

1,800,000	956,100	1,198,400	1,440,700	1,683,000	1,905,500

2,000,000	1,062,700	1,332,100	1,601,500	1,870,900	2,118,100

GRP and BEP benefits are computed by averaging the employee’s highest five consecutive annual base salaries in the ten years immediately before retirement. SERP benefits generally are computed by averaging the employee’s final five year-end annual base salaries immediately before retirement.

As of December 31, 2001, the credited years of service for each of the following Named Executives were as follows: William Clay Ford, Jr., 15 years; Jacques Nasser, 34 years; W. Wayne Booker, 43 years; Nicholas V. Scheele, 35 years; and Donald A. Winkler, two years.

The GRP and BEP benefits are computed as a joint-and-survivor annuity. The SERP benefit is computed as a straight-life annuity. Benefits payable under the plans are not reduced for Social Security or other offsets.

In addition to the GRP and BEP, Ford maintains a voluntary retirement program for select U.S. management employees called the Select Retirement Plan (“SRP”). The SRP adds three years of age and contributory service to the employee for retirement benefits purposes, with a 15% floor on the increase of the employee’s monthly benefits under any applicable retirement plans. The SRP generally calculates five-year final average salary by using final salary for three of the five years. To participate in the SRP, an employee must be selected by management and generally must be at least age 52 and have ten or more years of service. Certain eligible executives who separate from employment after age 55 (age 52 if SRP) and prior to age 65 are entitled to monthly benefits under the Company’s Executive Separation Allowance Plan (“ESAP”) from the date of separation to age 65. The amount of the benefit is a percentage of monthly salary based on age and service (including SRP age and service credits) equal to 1% per year of service (but not less than 15%) plus  1/2% for each month that age at separation exceeds 55.

The U.K. Program provides a benefit for each year and month of contributory participation by eligible salaried employees in the U.K. Benefits under the U.K. Program generally are computed on the employee’s base salary in the year immediately before retirement. The U.K. Program also provides a supplemental pension (computed by averaging the employee’s base salary in the three years immediately before retirement). The U.K. Inland Revenue regulations impose an earnings cap on benefits paid from tax-approved funded pension programs. Retirement benefits that would have been paid from the U.K. Program, but for the earnings cap, are paid directly by the Company. The aggregate of the amounts payable under the U.K. Program and the amounts paid directly by the Company are substantially similar to the amounts identified in the Annual Contributory Pensions Table above. As of December 31, 2001, Wolfgang W. Reitzle had three years of credited service, and Nicholas V. Scheele had 18 years of credited service, under the U.K. Program.

Proposals Requiring Your Vote

In addition to voting for directors, the following six proposals may be voted on at the meeting. Ford will present Proposals 2 and 3 and we expect the remaining four to be presented by shareholders. In accordance with SEC rules, the text of each of the shareholder proposals is printed exactly as it was submitted.

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to approve each proposal. The votes will be computed for each share as described on p. 2.

When providing your proxy, whether by telephone, the Internet, or by mail, you will be able to designate whether your shares are voted to approve, disapprove, or abstain from each of the proposals. Instructions for voting for directors can be found on p. 3.

PROPOSAL 2

Selection of Independent Public Accountants

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit Ford’s books of account and other corporate records. The Audit Committee’s selection for 2002 must be approved by you.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Ford’s books of account and other corporate records for 2002. PricewaterhouseCoopers LLP is well qualified to audit Ford’s books of account and other corporate records. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

Amounts paid by the Company to PricewaterhouseCoopers LLP for audit and non-audit services rendered in 2001 are disclosed in the Audit Committee Report (see p. 14 of this proxy statement).

Ford management will present the following resolution to the meeting:

“RESOLVED: That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as independent public accountants to audit the books of account and other corporate records of the Company for 2002 is ratified.”

The Board of Directors recommends a Vote “for” Proposal 2.

PROPOSAL 3

Approval of Amendment of 1998 Long-Term Incentive Plan to Change Stock Option Limit

We seek your approval to amend the 1998 Long-Term Incentive Plan to change the limit on the maximum amount of stock options that may be granted to any of the Named Executives for any year under the Plan. The text of the proposed amendment to the 1998 Plan and other relevant excerpts from the Plan are shown in the Appendix.

The 1998 Plan was adopted by the Company in 1998. At the 1998 Annual Meeting of Shareholders, you approved the terms under which stock options and stock awards could be granted to Named Executives under the 1998 Plan. Your approval of the key terms of the 1998 Plan permits the Company to deduct, for federal income tax purposes, certain compensation over $1 million paid to certain executives under the Plan. Your approval of the proposed amendment to the 1998 Plan is needed for the Company to continue to benefit from this tax deduction.

Proposed Amendment to 1998 Plan to Change Option Limit

The Company adopted an amendment to the 1998 Plan in January 2002, subject to your approval. (See the Appendix.)

The amendment to the 1998 Plan would change the limit on the number of shares of common stock subject to stock options, with or without stock appreciation rights, that may be granted to any Named Executive in any calendar year to 5,000,000, as adjusted under the 1998 Plan (the “Proposed Option Limit”). Any unused portion of the Proposed Option Limit cannot be granted to any Named Executive in any later year. The Compensation Committee, in its discretion, may make individual stock option awards to Named Executives that are lower than the Proposed Option Limit.

The Proposed Option Limit exceeds the amount the Company has granted to any person during the first quarter of 2002 and during any prior year.

The Committee believes the Proposed Option Limit will provide it with flexibility to make stock option grants within that limit in order to further link the compensation of its executives with your interests, reallocate the total executive compensation package to place more emphasis on options, provide competitive compensation or to recognize unique individual contributions. An example of the Company’s increased emphasis on tying management compensation to stock performance is the fact that the CEO’s entire base salary is payable in the form of options.

The Committee believes that Proposal 3 to change the Option Limit would further the purposes of the 1998 Plan and are in the best interests of both you and the Company. If the Proposal is approved, it is expected that the Committee generally will make individual stock option grants under the 1998 Plan that are lower than the Proposed Option Limit.

Option Grant Data

The number of shares subject to stock options granted to any of the Named Executives in the first quarter of 2002 and the related option price are as follows:

Person	Shares Subject to Options	Option Price

William Clay Ford, Jr.:
Nov./Dec. 2001 Salary Grant	48,543	$15.355
2002 Long-Term Incentive Grant	4,000,000	$15.125
2002 First Quarter Salary Grant	66,845	$16.415
Wolfgang W. Reitzle	175,000	$16.905
Nicholas V. Scheele	1,375,000	$16.905

The number of shares subject to options granted in the first quarter of 2002 to all current executive officers as a group is approximately 9,288,388.

The number of shares subject to options granted in the first quarter of 2002 to all employees, including executive officers, is approximately 47,800,000.

Most of the options already granted in 2002 were granted on March 15, 2002. These options have an option price of $16.905 per share, the average of the high and low selling prices on the New York Stock Exchange on the date of the grant. 33% of the stock option grant can be exercised one year after the grant date, 66% after two years and 100% after three years.

It is not possible to predict the benefits or amounts that will be granted to particular individuals or groups of employees in 2002.

See the Option/ SAR Grants Table on p. 30 for information on grants to Named Executives in 2001.

Stockholder Approval Condition

In the first quarter of 2002, the Committee granted stock options under the 1998 Plan to 50 officers, including Named Executives. The options granted to the CEO in 2002 are subject to your approval of this Proposal. If you approve this Proposal, the Proposed Option Limit will become effective for awards to Named Executives for 2002 and future years under the 1998 Plan.

If you do not approve this Proposal, the Committee intends to grant stock options to Named Executives and other key employees under the current terms of the 1998 Long-Term Incentive Plan, including the current option limit (described below).

Summary of Current Terms of 1998 Plan Relating to Stock Options

Under the 1998 Plan, stock options may be granted at any time from 1998 through May 1, 2008. We expect that grants of options will continue to be made on an annual basis, as in the past.

Limit on Plan Awards

The 1998 Plan provides that the maximum number of shares of common stock that may be available for the granting of options to purchase common stock and other rights with respect to such stock (“Plan Awards”) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit, as adjusted under the 1998 Plan, is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 1998 Plan. The 2% Limit, as increased or adjusted under the 1998 Plan, is called the Overall Limit. As of December 31, 2001, the total number of issued shares of common stock was 1,836,949,484 shares and 2% of such number was 36,738,989 shares.

Any unused portion of the 2% Limit for any year may be carried forward and used in later years. Shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award also are available for further Plan Awards.

In the event of a merger, consolidation, reorganization, stock split, stock dividend or any other event affecting the Company’s common stock, the total number of shares available for Plan Awards and the number of shares covered by outstanding Plan Awards will be appropriately adjusted as determined by the Compensation Committee.

On April 1, 2002, the fair market value of common stock (based on the average of the highest price and the lowest price at which common stock was sold on the New York Stock Exchange) was $15.770 a share.

Current Maximum Option Grant to Named Executives

There is a limit on the number of shares of common stock subject to stock options that may be granted with or without stock appreciation rights to any of the Named Executives for any year under the 1998 Plan. The limit, as adjusted under the 1998 Plan, is called the Option Limit. The Option Limit is equal to 2.5% of the Overall Limit. In addition, any unused portion of the 2% Limit carried over from any prior year cannot be granted to any of the Named Executives in any later year. The Committee, in its discretion, may make individual stock option awards to Named Executives that are lower than the Option Limit. In 2001, the Option Limit would have been 918,474 shares if we used the 2% Limit to determine the Overall Limit. We used 3% of the total number of issued shares at December 31, 2000 to determine the Overall Limit, which produced an Option Limit of 1,377,712 shares subject to options for 2001.

The Option Limit exceeds the amount the Company granted to any person in any prior year under the plan (e.g., in 2001, approximately 99% of the Option Limit was granted to the then current CEO). In addition, the Option Limit exceeds the amount the Company granted to any Named Executive in the first quarter of 2002, other than for the current CEO. (Thus far in 2002, the CEO was granted 299% of the Option Limit, reflecting the Company’s increased emphasis on options to compensate its CEO.) Option grants made in 2002 to the CEO in excess of the Option Limit are subject to your approval of the Proposed Option Limit.

Conditions

Outstanding awards under the 1998 Plan will be forfeited if a participant terminates his or her employment and fails to consult with the Company upon request or engages in competitive activity not approved by the Company, or if it is determined that the participant engaged in conduct contrary to the best interests of the Company.

Expenses

All expenses of the 1998 Plan are paid for by the Company and its participating subsidiaries.

Amendment or Termination of Plan

The 1998 Plan provides that:

•	the Board of Directors, upon recommendation of the Compensation Committee, at any time may terminate, amend or modify the 1998 Plan in any respect; and

•	the Committee may amend or modify the provisions of the 1998 Plan, except that neither the Board nor the Committee may take certain actions specified in the 1998 Plan without stockholder approval.

Eligibility

The Board of Directors may grant stock options with or without related stock appreciation rights to officers and other key salaried employees. In addition, the Compensation Committee may grant options and related stock appreciation rights if authorized to do so by the Board. The Committee also may delegate to a committee of Company officers the determination of the amount of individual grants for employees who are not officers of the Company, within limitations described by the Committee.

The 1998 Plan is intended to cover a broad group of employees on a global basis. This ties a larger number of executives’ compensation with your interests as stockholders. It is anticipated that about 12,000 employees annually will be eligible to participate in the stock option program under the 1998 Plan, including about 51 officers.

Terms of Options and Stock Appreciation Rights

Options granted under the 1998 Plan are designated at the time of grant as either “incentive stock options” (“ISOs”) qualified under the federal tax law or options which do not so qualify (“NQOs”). Under the Code, if the aggregate fair market value (determined at time of grant) of stock with respect to which ISOs first become exercisable by a participant during any calendar year exceeds $100,000, such options will be treated as NQOs. Therefore, some participants may be granted both ISOs and NQOs.

In general, the option price of common stock covered by an option granted under the 1998 Plan is the fair market value on the date of grant of such option. Payment for shares purchased upon exercise of an option will be made in full at the time of exercise, either in cash or in shares of the Company’s common stock (if owned at least six months) valued at their fair market value on the date of exercise.

Options and related stock appreciation rights granted under the 1998 Plan terminate not later than ten years from the date of grant.

A stock appreciation right entitles the participant to receive from the Company that number of shares of common stock determined by dividing (i) the total number of shares covered by the related option (or portion of it) multiplied by the amount by which the fair market value of a share of common stock on the exercise date exceeds the option price by (ii) the fair market value of a share of common stock on the exercise date.

The granting of stock appreciation rights requires a charge or credit to income each year with respect to the rights which have been granted, based on the amount, if any, by which the fair market value of common stock has increased or decreased that year compared with the option price.

In consideration of having been granted an option or an option with a related stock appreciation right, each participant must agree to remain in the employ of the Company for the period of time provided in the option agreement.

Effect of Termination of Employment

If, prior to the date that any option or stock appreciation right first becomes exercisable, a participant’s employment terminates for any reason, all rights thereunder generally will cease, except as otherwise provided in the 1998 Plan for certain types of termination. (See paragraph (f) of Article 5 of the 1998 Plan in the Appendix.)

Federal Tax Consequences for Options and Stock Appreciation Rights

The grant of an option or stock appreciation right will not have any tax consequences for the participant or the Company under present federal tax laws. In general, upon the exercise of an NQO, the participant will realize ordinary taxable income measured by the difference between the option price and the fair market value of the stock received at the time of exercise, and the Company will be entitled to a tax deduction in the same amount.

The participant does not incur any taxable income at the time of exercise of an ISO. If the participant holds the shares acquired upon exercise of the ISO for more than one year after exercise, the difference between the option price and the amount realized upon disposition of the shares is treated as long-term capital gain or loss by the participant and the Company is not allowed a tax deduction. The excess of the fair market value of the shares received at the time of exercise of an ISO over the option price will be an “item of tax preference” which may result in the “alternative minimum tax” being imposed on the participant under the Code.

Upon the exercise of a stock appreciation right, generally the participant will realize ordinary taxable income measured by the fair market value of the stock or the amount of cash received at the time of exercise. The Company will be entitled to a tax deduction in the same amount.

Resolution

Ford management will present the following resolution to the meeting:

“RESOLVED, that the terms under which stock options with or without stock appreciation rights have been granted or may be granted during 2002 and future years to the Named Executives under the Company’s 1998 Long-Term Incentive Plan described in Proposal 3 of the Proxy Statement and the Appendix are approved.”

The Board of Directors recommends a vote “for” Proposal 3.

PROPOSAL 4

Disclosure of Political Contributions

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Ave., N.W., Washington, D.C. 20037, and Highlights and Lowlights, who together own 350 shares of common stock, have informed the Company that they plan to present the following proposal at the meeting:

RESOLVED: “That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.” “And if no such disbursements were made, to have that fact publicized in the same manner.”

REASONS: “This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.” “Last year the owners of 108,489,376 shares, representing approximately 4.5% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The Board of Directors recommends a Vote “against” Proposal 4.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. In addition, the Company has a policy not to make contributions to political candidates or organizations, nor to employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Civic Action Fund (the “Fund”). All of the contributions made by the Fund are derived from voluntary employee contributions. The Company makes no contributions. The Company does, however, pay the solicitation and administrative expenses of the Fund, which are minimal, as permitted by law. Information on contributions made by the Fund in connection with federal and state elections is publicly available at the Federal Election Commission and applicable state boards of election, respectively.

Where permitted by law, the Company occasionally makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company’s business (such as those dealing with local property taxes). Information on contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

The Company’s overall expenditures that would fall within the scope of the proposal are small. The proposal would require the Company to incur added expense to prepare and publish in various newspapers a detailed report of information that already is publicly available. The Board of Directors believes such expenditures are unnecessary and would serve no useful purpose for Ford or you.

The Board of Directors recommends a Vote “against” Proposal 4.

PROPOSAL 5

Independent Directors on Key Board Committees

Mr. John Gilbert, 29 East 64th Street, New York, New York 10021, who is the beneficial owner of $2,000 or more value of common stock, has informed the Company that Mr. John Chevedden and/or his designee plans to present the following proposal at the meeting:

RESOLVED:

INDEPENDENT DIRECTORS

Ford shareholders request a policy be adopted, through a bylaw, that the board (and/or management, if applicable) nominate only independent directors to key board committees to the fullest extent possible. This unified policy includes that Ford adopt a real board nomination/succession committee with less than the 100% director membership which characterizes the current nomination committee. The current titular Ford “nomination” committee is not a true nominating committee according to an influential and independent proxy analyst. Shareholders can rightfully ask why all the directors, each a member of the “nomination” committee, waited so long to replace Mr. Nasser.

An independent director is a director whose only nontrivial profession, familial or financial connection to the company, its Chairman, CEO or any other executive officer is his or her directorship. Further information on this definition is under “Independent Director Definition” at the Council of Institutional Investors website www.cii.org.

Institutional Investors own 39% of Ford stock.

The key board committees are:

•	Audit

•	Nominating

•	Compensation

One important step

This one proposal, to concentrate independent directors on key committees, seems reasonable to compensate for the less than exemplary overall director independence standards that are allowed by

Ford directors, for example: Directors are allowed to collect additional fees from Ford and still sit on the key audit committee.

This practice is just too close to the Enron director “side deals”

“Enron Directors’ Deals Raise Eyebrows” — Reuters Headline

Directors of Enron, already under fire for failing to identify and correct problems that brought the energy trading giant to bankruptcy, had lucrative side deals with the company that drew added criticism from corporate governance experts. The deals included from consulting jobs to purchases of goods and services from affiliated companies.

Support sustained independent oversight

This proposal is significant because it is believed that under current rules, non-independent directors, determined by the above definition, could be nominated to key board committees at almost any time in the future. I believe that the long-term independent oversight of our management is key to addressing a sustained Ford recovery.

This topic won 45% approval at the PG&E Corporation (PCG) 2000 shareholder meeting.

The text of the PG&E proposal, with further information on potential conflicts for non-independent directors, is available at The Corporate Library website: www.thecorporateliblrary.com

Less risk, same family clout

The August 2000 Ford recapitalization was believed to be a “Faustian bargain” by influential institutional investors who have a fiduciary duty to Ford shareholders. The recapitalization gave Ford heirs less of a financial interest in Ford, but heirs retained control of Ford’s direction — no matter what the people with the real capital at risk think about it.

A Public Trust to Maintain

The independent oversight of our company by directors is a public trust. Our national commerce depends significantly on our company — in addition to our many customers, employees, pensioners and institutional investors. Conversely our company, its valued employees and all its other assets, depend on the vast public infrastructure. I believe that the duty of our directors to loyalty and prudence will be safeguarded by the nomination of independent directors to key board committees.

This proposal is consistent with the growing focus on independent directors formally cited by Bradley Davis at the American Society of Corporate Secretaries Technology Seminar, March 2001:

Companies, both public and private, are placing increasing value on the expertise and perspective that independent directors can bring to their boards.

For sustained shareholder value vote yes:

FOR INDEPENDENT DIRECTORS on KEY COMMITTEES
YES ON 5

The Board of Directors recommends a Vote “against” Proposal 5.

We believe that adoption of this proposal is contrary to the interests of Ford and you. This proposal is unduly restrictive and would deprive Ford of the services of highly qualified directors on the committees of our Board of Directors.

Ford is a large and complex company. Our directors come from a wide array of industries, companies and educational and other institutions, and have a broad range of experience and knowledge. Ford has been well served by its present policy on board and committee membership, which selects nominees for election based on criteria, including overall business experience and specific expertise, and giving due consideration of any relationships with the Company. Any material relationships between Ford and any director are disclosed under SEC rules. (See pp. 19-20 of this proxy statement.)

There are presently three Ford employees on the Board of Directors. Two new independent directors were recently added to the Board — John R. H. Bond and Richard A. Manoogian. Sir John Bond joined the Environmental and Public Policy, the Finance, and the Nominating and Governance Committees, while Mr. Manoogian joined the Compensation Committee. Adoption of this proposal would unduly restrict the candidates available for service on the committees of the Board. It also would exclude from consideration as potential members of board committees candidates who have sound judgment, extensive experience, and a thorough knowledge of the operations of the Company. Additionally, the Company believes the Nominating and Governance Committee greatly benefits from management members who provide valuable insight into present and future leaders of the Company.

Furthermore, in 2000 the SEC adopted new rules and amended its then existing rules which require, among other things, that the Company disclose in its proxy statements whether the Audit Committee members are independent and, if not, disclose certain information regarding any such member. The Company has complied with all such SEC disclosure requirements. All members of the Audit Committee are independent under the definitions of independence governing Audit Committee membership. We believe Ford’s current policies regarding the independence of directors are appropriate. Accordingly, the proposal is unnecessary and serves no useful purpose.

The Board of Directors recommends a Vote “against” Proposal 5.

PROPOSAL 6

Election of Directors by Common Stock and Class B Stock Shareholders

Richard A. Mills, 740 Tobin Drive, Apt. 205, Inkster, Michigan, who is the owner of 534 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

WHEREAS:

Holders of common stock own 96% of all shares of Ford Stock and have 60% of the general voting power.

Holders of Class B Stock own 4% of all shares of Ford Stock and have 40% of the general voting power.

LET IT BE RESOLVED:

The Ford Board of Directors consider an amendment to Ford’s Restated Certificate of Incorporation so as to:

1.	Grant the holders of Common Stock the right to nominate and elect 60% of the directors to be elected to the Board of Directors.

2.	Grant to the holders of Class B Stock the right to nominate and elect 40% of the directors to be elected to the Board of Directors.

Supporting Statement:

It should be noted that 100% of the current Board of Directors owns Ford Common Stock, however, in my opinion, they are beholden to Class B Stockholders and will do whatever they want them to do. Per the March 28, 2000 issue of “Fortune” magazine: “And they (Ford Board of Directors) made sure Nasser understood that in the event of a shootout, the Fords had all the guns.” This proposal will broaden the diversity of the Board of Directors and give Ford Common Stockholders, who own 96% of all Ford Stock, a far greater voice in the direction of their company.

The Board of Directors recommends a Vote “against” Proposal 6.

We believe that this proposal would not result in any appreciable benefit to you or the Company and is, therefore, not in the best interests of you or Ford.

The Company’s current practice of nominating and electing directors has proven successful for many years. Further, as described in the proxy statement on page 14, the Nominating and Governance Committee, which is responsible for making recommendations to the Board of Directors on the nominees for director, considers thoroughly all shareholder suggestions for nominees for director, other than self-nominations. Thus, shareholders have available to them a process for presenting proposed nominees to the Nominating and Governance Committee. Furthermore, if adopted the proposal would take away power from common stock shareholders, rather than give them more power. As described on page 3 of this proxy statement, each director must receive a majority of the votes cast in order to be elected to the Board. As such, the common stock shareholders could elect the entire Board since they have 60% of the overall vote. The proposal would not confer any benefit on the Company or its shareholders.

The Board of Directors recommends a Vote “against” Proposal 6.

PROPOSAL 7

Independent Committee to Address Ford Family Conflicts

John Chevedden of 2215 Nelson Avenue, Number 205, Redondo Beach, California 90278, on behalf of Ray T. Chevedden and Veronica G. Chevedden Family Trust, who own 1,748 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

RESOLVED:

ESTABLISH AN INDEPENDENT COMMITTEE TO ADDRESS FORD FAMILY CONFLICTS OF INTEREST

WITH OTHER SHAREHOLDERS

Ford shareholders request a bylaw to establish a committee of independent non-family directors to evaluate and make recommendations regarding any question of conflict of interest between Ford family shareholders and non-family shareholders.

The standard of independence would be modeled on the Council of Institutional Investors standard (www.cii.org):

“A director is deemed independent if his or her only non-trivial professional, familial or financial connection to the corporation or its CEO is his or her directorship.”

Institutional investor concern is high-caliber concern

The need for this committee is highlighted in the reports in the financial news media starting in July 2000 citing serious flaws in the then proposed Ford Recapitalization Agreement. This plan had significant institutional investor opposition at the August 2, 2000 special shareholder meeting. Institutional investors have the advantage of a specialized staff with specialized resources, long-term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this topic.

The company responds with circular reasoning

The company stand on this topic in 2001 was circular reasoning. Essentially the claim was that any conflicts between Ford family shareholders and non-family shareholders can be resolved by the full board — which has strong family representation.

Serious Ford plan flaws included:

(1)	The Ford family was allowed to control 40% of the voting power while cutting their Ford stock holdings by 28%.

(2)	The plan unfairly favors the Ford family over common shareholders.

(3)	The Ford family retained voting power that is far out of proportion to the reduced family stock holdings.

(4)	This is fundamentally at odds with the one share, one vote principle that constitutes perhaps the single most important tenet of good corporate governance.

(5)	This deal should at least be submitted for separate approval of common shareholders, voting as a separate class.

(6)	The plan set an ominous precedent for the company to engage in future restructuring, in each case allowing the family to further cutback its stock holdings without giving up voting control.

(7)	Ford family shares are allowed 16-votes per share compared to the one-vote per share for others.

(8)	The establishment of such a precedent is clearly inimical to the interests of shareholders. It could expose the regular shareholders to risks of continuing dilution of their voting rights in the future.

Advantage of Independent Committee

A committee of independent non-family directors could evaluate any question of conflict of interest between family shareholders and non-family shareholders and recommend solutions on future plans such as:

(1)	A future plan would need to obtain a majority vote of the non-family stock.

(2)	The Ford family could agree to vote its Class B shares in the same proportion as common shares are voted.

The Independent Committee Addresses Concerns of Institutional Investors

An influential proxy service recommended against the Ford August 2000 plan. The TIAA-CREF teachers retirement fund, and leading state retirement funds in California and New York objected to the recapitulation plan because it puts regular shareholders at a disadvantage to members of the Ford family who hold Class B shares.

To protect the rights of non-family shareholders, vote yes for an:

INDEPENDENT COMMITTEE TO ADDRESS FORD FAMILY CONFLICTS
YES on 7

The Board of Directors recommends a Vote “against” Proposal 7.

We oppose the proposal because it serves no useful purpose for you.

First, as a matter of corporate governance, the Board of Directors is responsible for managing the business and affairs of the Company. The Board of Directors takes action on matters that each director believes to be, in the exercise of his or her fiduciary responsibilities, in the best interest of the Company as a whole, and all of its shareholders.

Second, under Delaware law and the Company’s Restated Certificate of Incorporation, the Board of Directors has the authority to designate committees. The Board of Directors believes that designating a committee for the purpose stated in the proposal is not in the best interest of the Company or you, since any perceived conflicts between the interests of holders of Class B Stock and the common stock shareholders that are not resolved by the Company’s Restated Certificate of Incorporation can be addressed by the entire Board of Directors. Accordingly, the proposal is unnecessary and would serve no useful purpose.

The Board of Directors recommends a Vote “against” Proposal 7.

Shareholder Proposals for 2003

Any shareholder proposal intended for inclusion in the proxy material for the 2003 annual meeting must be received by the Company’s Secretary no later than December 10, 2002. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company’s By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford’s 2001 Annual Report, including consolidated financial statements, has been mailed to you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at One American Road, Room 1038, Dearborn, Michigan, for ten days prior to the meeting and at The Premier Automotive Group North American Headquarters, One Premier Place, Irvine, California, on the day of the meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding,” designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone the Shareholder Information Office at 800-555-5259 or 313-845-8540 or write to them at One American Road, Dearborn, Michigan 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

JOHN M. RINTAMAKI
Secretary

April 9, 2002

Directions to the Annual Meeting Site

The meeting is being held at The Premier Automotive Group North American Headquarters, One Premier Place, Irvine, California. The general telephone number for The Premier Automotive Group North American Headquarters is (949) 341-5800. Directions to The Premier Automotive Group North American Headquarters are as follows:

From the I-5 Going South:

•	Exit the I-5 at Alton Parkway and keep right at the fork in the ramp.
•	Turn left on Alton.
•	Turn right on Gateway Boulevard.
•	Make a right in the first driveway, which is the entrance to the Ford Motor Company/PAG building.
•	Enter the parking garage. Shareholder parking is on the lower floors of the garage.

From the I-5 Going North:

•	Exit the I-5 at Alton Parkway.
•	Turn left on to Alton.
•	Turn right on Gateway Boulevard.
•	Make a right in the first driveway, which is the entrance to the Ford Motor Company/PAG building.
•	Enter the parking garage. Shareholder parking is on the lower floors of the garage.

From the I-405 Going South:

•	Exit the I-405 to Irvine Center Drive.
•	Turn left on Irvine Center Drive.
•	Follow Irvine Center Drive to Gateway Boulevard.
•	Turn right on Gateway Boulevard.
•	Turn left into the second driveway, which is the entrance to the Ford Motor Company/PAG building, and enter the parking garage. Shareholder parking is on the lower floors of the garage.

From the California 133 Expressway Northbound:

•	Exit the California 133 Expressway Northbound at Gateway Boulevard.
•	Follow Gateway Boulevard and cross over Irvine Center Drive to the Ford Motor Company/PAG building.
•	Turn left into the driveway and enter the parking garage. Shareholder parking is on the lower floors of the garage.

From the California 133 Expressway Southbound:

•	Exit the California 133 Expressway Southbound at Barranca Parkway.
•	At the head of the exit ramp, turn left (east) on Barranca Parkway and follow it to Irvine Center Drive.
•	Turn right (south) on Irvine Center Drive and follow it one short block to Gateway Boulevard.
•	Turn left (east) on Gateway Boulevard and follow it one long block to the Ford Motor Company/PAG building.
•	Turn left into the second driveway and enter the parking garage. Shareholder parking is on the lower floors of the garage.

Appendix

Amendment to

Ford Motor Company
1998 Long-Term Incentive Plan
(Effective as of January 31, 2002, subject to shareholder approval)

The third sentence of paragraph (a) of Article 3 is amended to read as follows:

“Notwithstanding the foregoing, (i) the aggregate number of shares that may be issued upon exercise of “incentive stock options” (as defined in paragraph (a)(1) of Article 5) shall not exceed 2% of the number of shares authorized under the Company’s Certificate of Incorporation at the date of adoption of the Plan (subject to adjustment in accordance with the provisions of Article 11), (ii) the maximum number of shares subject to Options (as defined below), with or without any related Stock Appreciation Rights (as defined below), that may be granted pursuant to Article 5 to any Covered Executive during any calendar year commencing with 2002 during any part of which the Plan is in effect shall be 5,000,000 [2.5% of the maximum number of shares of Stock with respect to which Plan Awards may be granted during such year under the Plan determined in accordance with this paragraph (a)], subject to adjustment in accordance with the provisions of Article 11 and (iii) the maximum number of shares of Stock that may be granted as Final Awards (as defined below) pursuant to Article 4 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 906,703, subject to adjustment in accordance with the provisions of Article 11.”

(Note: Language to be added to Article 3 is shown in bold print. Language to be deleted from Article 3 is shown in brackets.)

ARTICLES FIVE AND ELEVEN OF THE 1998 LONG-TERM INCENTIVE PLAN

(No changes were made to these Articles.)

Options and Stock Appreciation Rights

5.(a) Grant of Options. (1) The Board of Directors, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select from among those nominated by the Committee, and for such numbers of shares as it shall designate, subject to the provisions of this Article 5 and Article 3; provided, however, that no Option shall be granted to a Participant for a larger number of shares than the Committee shall recommend for such Participant. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an “incentive stock option” (“ISO”), as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), or its successors (or shall otherwise be designated as an option entitled to favorable treatment under the Code) or as a “nonqualified stock option” (“NQO”) (ISOs and NQOs being individually called an “Option” and collectively called “Options”).

(2) Without in any way limiting the authority provided in paragraph (a)(l) of this Article 5, the Board of Directors may authorize the Committee to authorize the granting of Options, at any time and from time to time while the Plan is in effect, to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as the Committee may select, subject to the provisions of this Article 5 and Article 3 and subject to such other limitations as the Board of Directors may specify. In addition, to the extent such authority has been delegated to the Committee pursuant to this Article 5, the Committee may authorize a committee of two or more Company officers appointed by it to determine the amount and date of individual Option grants for key employees selected by such committee who are not officers or directors of the Company, subject to Articles 3 and

5 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(3) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined at the time such grant is authorized. Any individual may hold more than one Option.

(b) Price. In the case of each Option granted under the Plan the option price shall be the fair market value of Stock on the date of grant of such Option; provided, however, that in the case of any Option granted to an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture the Board of Directors may in its discretion fix an option price in excess of the fair market value of Stock on such date. The term “fair market value” when used with reference to the option price shall mean the average of the highest price and the lowest price at which Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of such Option. In the event that any Option shall be granted on a date on which there were no such sales of Stock on such Exchange, the fair market value of Stock on such date shall be deemed to be the average of such highest price and lowest price on the next preceding day on which there were such sales.

(c) Grant of Stock Appreciation Rights. (1) The Board of Directors may authorize the granting of Stock Appreciation Rights (as defined below) to such Participants who are granted Options under the Plan as it may select from among those nominated therefor by the Committee. The Committee may authorize the granting of Stock Appreciation Rights to such Participants as are granted Options under the Plan pursuant to paragraph (a) of this Article 5. Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option.

(2) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company and as the Participant may elect, either (a) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (a)), multiplied by the amount by which the fair market value of a share of Stock on the day the right is exercised exceeds the option price (such amount being hereinafter referred to as the “Spread”), by (ii) the fair market value of a share of Stock on the exercise date; or (b) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (b)), by (ii) the amount of the Spread; or (c) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (a) and (b) above; provided, however, that the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(3) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(4) The right of a Participant to exercise a Stock Appreciation Right shall be cancelled if and to the extent the related Option is exercised. The right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of a related Stock Appreciation Right.

(5) The fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5.

(6) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of a Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the fair market value (determined as described above) of the Stock on the date of exercise.

(d) Stock Option Agreement. Each Option and related Stock Appreciation Right shall be evidenced by a Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Stock Option Agreement shall provide that the Participant shall agree to remain in the employ of the Company for such period from the date of grant of such Option or combination of Options or related Stock Appreciation Rights as shall be provided in the Stock Option Agreement; provided, however, that the Company’s right to terminate the employment of the Participant at any time, with or without cause, shall not be restricted by such agreement.

(e) Terms of Options and Stock Appreciation Rights. Each Option and related Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such Option and related Stock Appreciation Right; provided, however, that a Stock Appreciation Right shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or related Stock Appreciation Right shall be exercised beyond ten years from the date of grant of the Option.

(f) Effect of Termination of Employment or Death. (1) Except as provided in paragraphs (f)(2), (3) and (4) of this Article 5, if, prior to the date that any Option or Stock Appreciation Right shall first have become exercisable, the Participant’s employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Participant, the Participant’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(2) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant’s employment with the Company shall be terminated by reason of retirement, release because of disability or death, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between such Participant and the Company, and subject to the provisions of Article 8, all such Participant’s rights under such Stock Option Agreement shall continue in effect or continue to accrue for the period ending on the date ten years from the date of grant of any Option (or such shorter period as the Committee may specify), subject, in the event of the Participant’s death prior to such date, to the provisions of paragraph (f)(7) of this Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise.

(3) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant’s employment with the Company shall be terminated under mutually satisfactory conditions, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between the Participant and the Company, and subject to the provisions of Article 8, all such Participant’s rights under such Stock Option Agreement shall continue in effect or continue to accrue until the date three months after the date of such termination (but not later than the date ten years from the date of grant of any Option), subject, in the event of the Participant’s death during such three-month period, to the provisions of paragraph (f)(7) of this

Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise.

(4) Notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, all such Participant’s rights under any Option and any related Stock Appreciation Right granted to him or her shall continue in effect and continue to accrue until the date five years after the date of such termination or such earlier or later date as the Committee may specify (but not later than the date ten years from the date of grant of any Option), provided such Participant shall satisfy both of the following conditions:

(a) such Participant, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of such Option and Stock Appreciation Right, and

(b) such Participant continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of such Option or Stock Appreciation Right (unless the Committee, or any committee appointed by it for the purpose, shall waive this condition (b)).

Upon termination of such Participant’s employment with such (former) division, operation or subsidiary following such sale or other disposition, any then existing right of such Participant to exercise any such Option or Stock Appreciation Right shall be subject to the following limitations: (i) if such Participant’s employment is terminated by reason of disability, death or retirement with the approval of his or her employer, such Participant’s rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated; (ii) if such Participant’s employment is terminated by reason of discharge or voluntary quit, such Participant’s rights shall terminate on the date of such termination of employment and all rights under such Option and Stock Appreciation Right shall cease; and (iii) if such Participant’s employment is terminated for any reason other than a reason set forth in the preceding clauses (i) and (ii), such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to the provisions of Article 8 and any other limitation on the exercise of such Option and Stock Appreciation Right in effect at the date of exercise.

(5) If, on or after the date that any Option or Stock Appreciation Right shall first have become exercisable, a Participant’s employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, release under mutually satisfactory conditions, discharge, release in the best interest of the Company or voluntary quit, such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of Article 8 and any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise.

(6) If a Participant’s employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, the Participant’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(7) If a Participant shall die within the applicable period specified in paragraph (f)(2), (3), (4) or (5) of this Article 5, the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option or Stock Appreciation Right shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, within the same period of time as the period during which the Participant would have been entitled to exercise such Option or Stock Appreciation Right (except that (a) in the case of a Participant to whom paragraph (f)(5) of this Article 5 applies, such Participant’s Option or Stock Appreciation Right may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised; and (b) the period of time within which any Option or Stock Appreciation Right shall be exercisable following the date of the Participant’s death shall not be less than one year (unless the Option by its terms expires earlier)), subject to the provision that no Option or related Stock Appreciation Right shall be exercised under any circumstances beyond ten years from the date of grant of such Option, and to any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise. No transfer of an Option or Stock Appreciation Right by the Participant, other than by filing a written designation of beneficiary pursuant to Article 10, shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. No transfer shall be effective without the acceptance by the designated beneficiary or other transferee of the terms and conditions of such Option or Stock Appreciation Right.

(8) Notwithstanding anything contained in the Plan to the contrary, in the event of a change in the rules or interpretations of the Financial Accounting Standards Board that would result in negative accounting treatment for Options that continue to vest after termination of employment for the reason specified below, for any Options granted under the Plan on or after March 10, 2000 to Participants whose employment with the Company terminates by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, effective as of the later of (i) the date of such termination of employment or (ii) the effective date of such accounting change, all such Participant’s rights under such Options shall become immediately vested and continue for the period specified in paragraph (f)(4) of this Article 5, subject to the conditions specified therein and in Article 8.

(g) Payment for Option Shares. (1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as provided in the applicable Stock Option Agreement.

(2) Unless the Committee shall provide otherwise in any form of Stock Option Agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their fair market value on the date of such exercise, which shall be determined as of such date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

Merger, Consolidation, Stock Dividends, Etc.

11.(a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions of, outstanding Plan Awards.

(b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.

Notice of
2002
Annual Meeting
of Shareholders
and
Proxy Statement

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used.

FORD MOTOR COMPANY-PS-02

PROXY

Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints CARL E. REICHARDT and JOHN M. RINTAMAKI, or either of them, proxies with power of substitution, to vote all the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before Ford Motor Company’s Annual Meeting of Shareholders to be held at The Premier Automotive Group North American Headquarters, One Premier Place, Irvine California at 10:00 a.m., pacific time, on May 9, 2002, and any adjournments thereof.

The proxies shall vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxies shall vote the shares (a) “FOR” the election as directors of all the nominees named in the Proxy Statement and listed below or any other person selected by the Board of Directors in substitution for any of the nominees (Proposal 1) and (b) “FOR” Proposal 2, “FOR” Proposal 3, and “AGAINST” Proposals 4, 5, 6 and 7, each of which is set forth in the Proxy Statement.

Proposal 1 — Election of Directors — Nominees:

01.	John R. H. Bond	05.	Irvine O. Hockaday, Jr.	10.	Jorma Ollila
02.	Edsel B. Ford II	06.	Marie-Josée Kravis	11.	Carl E. Reichardt
03.	William Clay Ford	07.	Richard A. Manoogian	12.	Robert E. Rubin
04.	William Clay Ford, Jr.	08.	Ellen R. Marram	13.	Nicholas V. Scheele
		09.	Homer A. Neal	14.	John L. Thornton

ADDRESS CHANGE: PLEASE NOTE CHANGE HERE AND MARK BOX ON REVERSE SIDE

______________________________________________________________________ (Continued and to be signed on reverse side)

/\ Detach Proxy Card Here If You Are Voting by Mail and Return in Enclosed Envelope /\

Annual Meeting of Shareholders
May 9, 2002, 10:00 a.m., pacific time
The Premier Automotive Group
North American Headquarters
One Premier Place
Irvine, California

Please mark your votes as in this example.	5905

The Board of Directors Recommends a Vote FOR the Election of all Management Nominees, FOR Proposal 2, and FOR Proposal 3.	The Board of Directors Recommends a Vote AGAINST Proposals 4, 5, 6 and 7.

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Proposal 1—Election of Directors (see reverse)			Proposal 2—Ratification of Selection of Independent Public Accountants				Proposal 4—Relating to Reports to Shareholders on Political Contributions
For, except vote withheld from the following nominee(s):			Proposal 3—Relating to Changing the Limit on the Maximum Amount of Stock Options That May be Granted to any Named Executive.				Proposal 5—Relating to Nominating Only Independent Directors on Key Board Committees
Proposal 6—Relating to the Method of Nominating and Electing the Company’s Director.
Proposal 7—Relating to Establishing a Committee of the Board of Directors to Evaluate any Conflict of Interest.

							Request Annual Meeting Ticket	YES		NO

							Address Change	YES		NO

							Discontinue duplicate Annual Report Mailing for this account	YES		NO

SIGNATURE(S)___________________________________________________ DATE___________________

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Instructions For Telephone And Internet Voting
Available 24 hours a day, 7 days a week

On a touch-tone phone call toll-free 1-877-779-8683 (outside the US and Canada call 201-536-8073) and you will hear these instructions:

•	Enter the control number from the box just below the perforation on the proxy card.

•	Enter the last four digits of your social security number; and

•	You will then have two options:

OPTION 1: to vote as the Board of Directors recommends on all proposals; or

OPTION 2: to vote on each proposal separately.

•	Your vote will be repeated to you and you will be asked to confirm it.

Log onto the Internet and type: http://www.eproxyvote.com/f

•	Have your proxy card ready and follow the simple instructions.

Your electronic vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If you have voted by phone or Internet, you do not need to return your proxy card.

THANK YOU FOR VOTING!